As filed with the Securities and Exchange Commission on June 19, 1996
                                                     Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 Form S-3
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933

                      FARMER MAC MORTGAGE SECURITIES
                               CORPORATION

          (Exact name of registrant as specified in its charter)

             Delaware                             52-1779791
 (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                          919 18th Street, N.W.
                          Washington, D.C. 20006
                              (202) 872-7700
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Henry D. Edelman
                Farmer Mac Mortgage Securities Corporation
                          919 18th Street, N.W.
                          Washington, D.C. 20006
                              (202) 872-7700
         (Name, address, including zip code and telephone number,
                including area code, of agent for service)

                                Copies to:
            John Arnholz                       Michael T. Bennett
            Brown & Wood                 Federal Agricultural Mortgage
    815 Connecticut Avenue, N.W.                  Corporation
             Suite 701                            919 18th Street, N.W.
       Washington, D.C. 20006                Washington, D.C. 20006


                                 _____________

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

                                _____________
     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, as amended, check the following box.    [X]


                     CALCULATION OF REGISTRATION FEE


                                      Proposed     Proposed
                                       Maximum     Maximum
                           Amount     Offering    Aggregate    Amount of
  Title of Securities      Being      Price Per    Offering   Registration
   Being Registered      Registered    Unit(1)     Price(1)       Fee


Guaranteed               $250,000,000    100%    $250,000,000   $86,206.90
Agricultural
Mortgage-Backed
Securities
(Issuable in Series)


(1) Estimated solely for the purpose of calculating the registration fee.
                _________________________________________
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED JUNE 19, 1996


       PROSPECTUS SUPPLEMENT
       (TO PROSPECTUS DATED _____________, 199 )

                              $____________
                              (Approximate)
           Guaranteed Agricultural Mortgage-Backed Securities
                              Guaranteed by
                               Farmer Mac
                Federal Agricultural Mortgage Corporation
                         Farmer Mac Pool(s) ____

              The Guaranteed Agricultural Mortgage-Backed Securities offered hereby (the "Certificates" or the "AMBS Certificates") evidence beneficial ownership interests in Farmer Mac Pool(s) _____ (the "Trust Fund"). Substantially all of the assets of the Trust Fund will consist of [[fixed rate] agricultural real estate mortgage loans ("Qualified Loans")][Farmer Mac Guaranteed Agricultural Mortgage-Backed Securities ("Trust Fund AMBS"), each of which will represent a beneficial interest a Pool of fixed rate agricultural real estate mortgage loans (the "Qualified Loans")]. As described herein, timely payment of interest on the Certificates and the Principal Distribution Amount is guaranteed by the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac"), pursuant to Title VIII of the Farm Credit Act of 1971, as amended. [Farmer Mac will not guarantee the collection from borrowers of any Prepayment Premiums or Yield Maintenance Charges.] See "FARMER MAC GUARANTEE" herein.

                                               (continued on next page)

       THE OBLIGATIONS OF FARMER MAC UNDER ITS GUARANTEE ARE OBLIGATIONS SOLELY OF FARMER MAC AND ARE NOT OBLIGATIONS OF, AND ARE NOT GUARANTEED BY, THE FARM CREDIT ADMINISTRATION, THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (OTHER THAN FARMER MAC), AND ARE NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES.
                     _________________________________

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ________________________________

       PROSPECTIVE  INVESTORS IN THE CERTIFICATES  SHOULD  CONSIDER  THE
       FACTORS   DISCUSSED  UNDER  "RISK  FACTORS"  IN  THIS  PROSPECTUS
       SUPPLEMENT ON PAGE S-__ AND IN THE PROSPECTUS ON PAGE __.


     Original                                         Proceeds to        Final
     Principal  Pass-Through  Price to  Underwriting      the       Distribution
     Amount(1)    Rate        Public     Discount     Depositor(2)     Date(3)

____________________


       (1)  Subject to a permitted variance of plus or minus 5%.
       (2) The aggregate proceeds (excluding accrued interest adjustments) from the sale of the Certificates, before deducting expenses estimated to be $___________, are estimated to be approximately $______________. See "METHOD OF DISTRIBUTION" herein.
       (3) Determined based on the Modeling Assumptions stated under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS," assuming, among other things, [no prepayments].


              The  Certificates  are  offered  subject  to  receipt  and
       acceptance  by  the  Underwriter,  to  prior  sale  and  to   the
       Underwriter's right to reject any order in whole or in  part  and
       to  withdraw, cancel or modify the offer without notice.   It  is
       expected that the Certificates will be available through the book-entry system of the Federal Reserve Banks on or about the "Closing Date"). It is expected that the Certificates in registered certificated form will be available for delivery at the offices of _________________ of ___________ on or about____________________.

                               [Underwriter]

         The date of this Prospectus Supplement is ________, 199_. Interest will accrue on each Class of the Certificates offered hereby at the respective Pass-Through Rates set forth  on
the   cover  hereof.   Interest  will  be  distributable  on  the
Certificates offered hereby on each Distribution Date (as defined herein) commencing in _____________, 199 . On each Distribution Date, the amount of interest distributable on each Certificate offered hereby will equal __ days' of interest at the applicable Pass-Through Rate on the Certificate Balance thereof immediately prior to such Distribution Date.

      Principal of the Certificates offered hereby will be distributable on each Distribution Date to the extent and in the manner described herein.

     The yields to maturity on the Certificates will be affected, in varying degrees, by the rate and timing of principal payments (including voluntary prepayments and prepayments resulting from liquidated Qualified Loans) on the Qualified Loans, which may be prepaid under the circumstances described herein. Investors in the Certificates offered hereby should consider, in the case of any Certificates purchased at a discount, the risk that a slower than anticipated rate of principal prepayments on the Qualified Loans could result in an extension of the weighted average lives of such Certificates and actual yields to investors that are lower than the anticipated yields and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of principal prepayments on the Qualified Loans could result in a reduction of the weighted average lives of such Certificates and actual yields to investors that are significantly lower than the anticipated yields.

      The Certificates offered hereby constitute a [part of a] series of Pass-Through Certificates being offered by the Depositor (as defined herein) from time to time pursuant to its Prospectus dated _____________, 199 of which this Prospectus
Supplement is a part. This Prospectus Supplement does not contain complete information about the offering of the
Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     There is currently no secondary market for the Certificates. The Underwriter intends to make a market in the Certificates but is not obligated to do so. There can be no assurance that any such market for the Certificates will develop or, if developed, will continue.

     [An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. Each Class of Certificates other than the Class R Certificate will be designated as regular interests in the REMIC and will generally be treated as debt instruments for federal income tax purposes. The Class R Certificate will be designated as the residual interests in the REMIC. Prospective investors are cautioned that the Class R Certificateholders' REMIC taxable income and the tax liability thereon may exceed cash distributions to such holders during certain periods, in which event such holders must have sufficient alternative sources of funds to pay such tax liability. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.]

      [As described further herein, the Class R Certificate (the "Residual Certificate") may not be purchased by or transferred by ERISA Plans to (i) a Disqualified Organization or Book-Entry Nominee (as defined in accompanying Prospectus), (ii) except under limited circumstances, a person who is not a U.S. Person (as defined in the accompanying Prospectus), (iii) an ERISA Plan or (iv) any person or entity who the transferor has reason to believe intends to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect thereto. See "ERISA CONSIDERATIONS" herein.]


      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       SUMMARY OF TERMS

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.


Securities Offered          The   Guaranteed   Agricultural   Mortgage-Backed
                            Securities ("AMBS"),  Farmer  Mac  Pool(s)__ (the
                            "Certificates"  or  the  "AMBS Certificates"), in
                            the Classes and aggregate principal amounts   set
                            forth on the cover hereto (subject to a permitted
                            variance  of plus or  minus 5%).

The Guarantor               The Federal  Agricultural  Mortgage   Corporation
                            ("Farmer   Mac")  is   a    federally   chartered
                            instrumentality of the United States  established
                            by  Title VIII of the  Farm Credit Act  of  1971,
                            as   amended  (the  "Farmer  Mac  Charter").  See
                            "FEDERAL  AGRICULTURAL  MORTGAGE  CORPORATION" in
                            the Prospectus.

The Depositor               Farmer  Mac  Mortgage  Securities  Corporation, a
                            Delaware corporation and wholly  owned subsidiary
                            of Farmer Mac, will act as depositor (the "Depos-
                            itor")   under   the  Trust  Agreement.  See "THE
                            DEPOSITOR" herein.

The Guarantee               As   described  herein,  the  timely  payment  to
                            Certificateholders   of    interest    on     the
                            Certificates   and   the  Principal  Distribution
                            Amount  (as  defined  herein)  is  guaranteed  by
                            Farmer  Mac.   Farmer  Mac's  obligations   under
                            Farmer Mac Guarantee are not backed by  the  full
                            faith  and  credit  of  the  United  States.  See
                            "FARMER  MAC GUARANTEE" herein.


Not an Obligation of the
  United States             Farmer Mac's obligations under   the  Farmer  Mac
                            Guarantee are not backed by the full faith   and
                            credit of the United States.

The Master Servicer         Farmer  Mac will   act  as  Master  Servicer (the
                            "Master Servicer") of the Qualified Loans.    The
                            Qualified Loans will be directly serviced by ___
                            ______,   a  _________, (the "Central  Servicer")
                            which  will  be  acting  on behalf  of Farmer Mac
                            pursuant to a Servicing Contract between  it  and
                            Farmer Mac.  See "DESCRIPTION OF  THE  AGREEMENTS
                            --Servicing and Other Compensation and Payment of
                            Expenses" herein.

The Trustee                 [Trustee].

The Trust Agreement         The  Trust  Agreement dated ___________, 1996  as
                            supplemented  by  an  Issue  Supplement dated the
                            Cut-off   Date    (collectively,    the    "Trust
                            Agreement"), each among Farmer Mac, the Depositor
                            and the Trustee.

Cut-off Date                _____________.

Closing Date                On or about __________________.

Distribution Date           The __ day of each month, or if such day is not a
                            Business Day, the next succeeding Business  Day,
                            beginning ____________.

Distributions on            Interest. Interest will accrue on each Class  of
the Certificates            Certificates  offered  hereby  at the respective
                            Pass-Through Rate set forth on the cover  hereof
                            during each [__-month period ending on the  last
                            day of the month preceding the month in which  a
                            Distribution Date occurs]  (each,  an  "Interest
                            Accrual  Period").  On  each  Distribution Date,
                            interest will be distributable on each Class  in
                            an  aggregate   amount   equal  to  the  Accrued
                            Certificate   Interest  for   such   Class   and
                            Distribution  Date.  The   "Accrued  Certificate
                            Interest"  for  any  Distribution Date and Class
                            will   equal   the   interest  accrued  at   the
                            applicable Pass-Through Rate during the  related
                            Interest  Accrual  Period  on   the  Certificate
                            Balance  thereof   immediately  prior  to   such
                            Distribution Date.   See   "DESCRIPTION  OF  THE
                            CERTIFICATES--Distributions--Interest" herein.

                            Principal.     Principal   will   be distributed
                            [quarterly,  semiannually,  annually]   on  each
                            Class of Certificates on each Distribution  Date
                            in an aggregate amount  equal  to the  Principal
                            Distribution Amount for such Distribution  Date.
                            See   "DESCRIPTION    OF    THE   CERTIFICATES--
                            Distributions--Principal" herein.

                            Premiums.  The amount of any  Prepayment Premium
                            or Yield Maintenance  Charge (as  each  term  is
                            defined herein) to the extent collected  by  the
                            Central Servicer will be distributed to the [  ]
                            Certificates on each  Distribution  Date in  the
                            manner described herein.  See  "DISTRIBUTION  OF
                            THE   CERTIFICATES -- Distributions -- Premiums"
                            herein.

Record Date                 The Record Date of each Distribution  Date  will
                            be the close of business on the Business  Day of
                            the month immediately preceding  the  month   in
                            which such Distribution Date occurs.

The Trust Fund              Each    Certificate    represents  a  beneficial
                            ownership interest in the Trust Fund.  The Trust
                            Fund   corpus   consists   of: (i) [[fixed rate]
                            agricultural   real   estate   mortgage    loans
                            (collectively, the "Qualified  Loans" )] [Farmer
                            Mac  Guaranteed  Agricultural  Mortgage-  Backed
                            Securities ("Trust  Fund AMBS"),  each  of which
                            will represent a beneficial interest a  Pool  of
                            fixed rate  agricultural  real  estate  mortgage
                            loans (the "Qualified  Loans")], (ii) the Farmer
                            Mac Guarantee and (iii) the  Collection  Account
                            and Certificate Account(each as defined herein).
                            See "DESCRIPTION OF THE QUALIFIED LOANS" herein.

Advances                    The   Central  Servicer  will  be  obligated  to
                            advance delinquent installments of principal and
                            interest   on   Qualified  Loans  to  the extent
                            described   herein.    See "DESCRIPTION  OF  THE
                            CERTIFICATES--Advances" herein.

Central Servicing Fee Rate  [TO COME]

Guarantee Fee Rate          [TO COME]

[Optional Termination       On any  Distribution  Date  when  the  aggregate
                            [principal balance] of the Certificates is  less
                            than __ %  thereof as of the Cut-off  Date,  the
                            Central  Servicer  may  purchase  from the Trust
                            Fund all remaining Qualified  Loans [AMBS]  held
                            by the Trust Fund and thereby  effect  an  early
                            retirement of the Certificates. See "DESCRIPTION
                            OF CERTIFICATES, Termination" herein and in  the
                            Prospectus.]

Certain Federal Income      [An election will  be  made  to  treat the Trust
Tax Consequences            Fund   as  a  real  estate  mortgage  investment
                            conduit (the "REMIC")  for  federal  income  tax
                            purposes.   The Certificates will be  designated
                            as  the  regular  interests  in  the  REMIC  and
                            generally  will be  treated as newly  originated
                            debt   instruments   for   federal   income  tax
                            purposes.   The  Class  R  Certificate  will  be
                            designated  as  the  residual   interest in  the
                            REMIC.  Beneficial  owners of  the  Certificates
                            will  be  required  to  report  income  on  such
                            Certificates  in   accordance  with  the accrual
                            method of accounting. [The Class __ Certificates
                            will  be issued without original issue  discount
                            for   federal  income  tax  purposes.]   [It  is
                            anticipated that the Class ___ Certificates will
                            be  issued  with  original issue discount in  an
                            amount  equal  to  the excess   of  the  initial
                            principal balances thereof over its issue  price
                            (including accrued interest) for federal  income
                            tax purposes.]   [It  is  anticipated  that  the
                            Class  ___  Certificates  will  be  issued  with
                            de minimis  original issue discount for  federal
                            income tax purposes.]  [It is  anticipated  that
                            the Class___Certificates will be issued   at   a
                            premium for federal income tax purposes.]    See
                            "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein
                            and in the Prospectus.

ERISA Considerations        The  acquisition  of  a  Certificate  by  a plan
                            subject   to  the  Employee    Retirement Income
                            Security Act of 1974, as amended ("ERISA"),   or
                            any individual retirement account ("IRA") or any
                            other plan subject to Code Section  4975  could,
                            in   some  instances,  result  in  a  prohibited
                            transaction or other violations of the fiduciary
                            responsibility  provisions  of  ERISA  and  Code
                            Section 4975. [Discussion  of exemptions].   See
                            "ERISA  CONSIDERATIONS"   herein   and   in  the
                            Prospectus.

Legal Investment            The  Certificates  will   constitute  securities
                            guaranteed  by  Farmer  Mac for  purposes of the
                            Farmer  Mac  Charter  and,  as  such,  will,  by
                            statute, be legal investments for certain  types
                            of institutional investors to  the  extent  that
                            those  investors    are   authorized   under any
                            applicable law to purchase, hold, or  invest  in
                            obligations  issued  by or guaranteed   as    to
                            principal and interest  by the United States  or
                            any agency  or  instrumentality of  the   United
                            States. Investors whose investment authority  is
                            subject to legal  restrictions  should   consult
                            their own legal advisors  to  determine  whether
                            and  to  what  extent  specific  Classes of  the
                            Certificates constitute legal  investments   for
                            them.  See "LEGAL INVESTMENT" herein  and in the
                            Prospectus.

<page
                          RISK FACTORS

      Prospective investors in the Certificates should consider the following factors (together with the factors set forth in "RISK FACTORS" in the Prospectus) in connection with the purchase of such Certificates.

      Collection  of  Prepayment Premiums and  Yield  Maintenance
Charges.    Farmer  Mac  will  not  guarantee  the   payment   to
Certificateholders of any premium (a "Prepayment Premium") or yield maintenance charge ("Yield Maintenance Charge") payable in connection with a principal prepayment on a Qualified Loan. Generally, a principal prepayment resulting from the condemnation of, or casualty on, the related Mortgage Property will not be accompanied by a Prepayment Premium or Yield Maintenance Charge. The Central Servicer may not be required to collect Prepayment Premiums or Yield Maintenance Charges from a borrower to the extent the Central Servicer determines that attempting such collection would not be economical or advantageous. See "FARMER MAC GUARANTEE" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

                           [TO COME]



               DESCRIPTION OF THE QUALIFIED LOANS

GENERAL

       The   Trust  Fund  will  consist  of  (i)  [[fixed   rate]
agricultural real estate mortgage loans (collectively, the "Qualified Loans")][Farmer Mac Guaranteed Mortgage-Backed Securities ("Trust Fund AMBS") each of which represents beneficial interest in a pool of [fixed rate] agricultural real estate mortgage loans ("Qualified Loans")]; (ii) the Farmer Mac Guarantee; and (iii) the Collection Account and Certificate Account. The Certificates will be entitled to payment only from the assets of the Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

[DESCRIPTION OF AMBS

      The Trust Fund will include Trust Fund AMBS that have the characteristics as described herein.]

DESCRIPTION OF QUALIFIED LOANS


      The  Trust  Fund  will  include  a  pool  (the  "Pool")  of
approximately _____________ Qualified Loans   [which   underlie   the
AMBS][assigned to the Trust Fund by the Depositor. The aggregate outstanding principal balance of the Qualified Loans [underlying the AMBS] as of the Cut-off Date is $___________ (subject to a permitted variance of plus or minus 5%). Each Qualified Loan is
secured  by  a  first-lien  on  Agricultural  Real  Estate   (the
"Mortgaged Properties"). "Agricultural Real Estate" is a parcel or parcels of land, which may be improved by buildings and machinery, fixtures and equipment or other structures permanently affixed to the parcel or parcels, that (a) are used for the production of one or more agricultural commodities and (b) consist of a minimum of five acres or are used in producing minimum annual receipts of $5,000. The principal amount of a Qualified Loan secured by Agricultural Real Estate may not exceed $3,500,000, as adjusted for inflation as of December 31, 1995.

      The Qualified Loans [underlying the AMBS] have original terms to maturity ranging from ___ to ____ years and current loan-to-value ratios of not more than 70% and meet Farmer Mac's
Underwriting   and   Appraisal   Standards   (the   "Underwriting
Standards") with respect to [existing][newly originated] loans. As used herein, a "current" loan-to-value ratio is based on an appraisal performed within one year prior to the acquisition of the related Qualified Loan by the Trust Fund. See "DESCRIPTION OF THE TRUST FUNDS,Mortgage Loans,General" in the Prospectus.

      The weighted average current loan-to-value ratio of the Qualified Loans in the Pool [underlying the AMBS] as of the Cut-off Date will be __ %. The weighted average mortgage interest rate (each, a "Mortgage Interest Rate") of the Qualified Loans in the Pool as of the Cut-off Date is approximately ___% per annum.

      The Qualified Loans [underlying the AMBS] will have had individual principal balances at origination of not less than $ and not more than $________. None of the Qualified Loans [in the Pool] [underlying the AMBS] will have been originated prior to __________ or will have a scheduled maturity later than ___. No Qualified Loan [in the Pool] [underlying the AMBS] will have an unexpired term at the Cut-off Date of less than _____. The weighted average remaining term to stated maturity of the Qualified Loans [in the Pool] [underlying the AMBS] as of the Cut-off Date is approximately ______________.

     Approximately ____ of the Qualified Loans do not provide for any lockout period in which prepayments are prohibited and approximately ____ of the Qualified Loans do not provide for any Prepayment Premiums or Yield Maintenance Charges in connection with the prepayment thereof. ______ of the Qualified Loans also contain "due-on-sale" clauses. Such a clause permits the lender to accelerate the maturity of a loan if the Borrower sells, transfers or conveys the Mortgaged Property or the Borrower's interest in the Mortgaged Property. [The Servicing Contract obligates the Central Servicer to determine, in accordance with the applicable provisions of such agreement, whether to enforce such "due-on-sale" clauses. See "CERTAIN LEGAL ASPECTS OF QUALIFIED LOANS AND OTHER MATTERS -- Enforceability of Certain Provisions -- Due-on-Sale Clauses" in the Prospectus.]

      The Mortgage Interest Rates borne by the Qualified Loans as of the Cut-off Date ranged from approximately __ % per annum to approximately __ % per annum. As of the Cut-off Date, the weighted average Mortgage Interest Rate of the Qualified Loans was approximately __ % per annum.

      Based on the aggregate outstanding principal balance of the Qualified Loans as of the Cut-off Date, approximately __ % of the Qualified Loans provide for the [quarterly][semi-annual] payment of principal and interest on a level basis to fully amortize such Qualified Loan over its stated term. The remaining __% of the Qualified Loans (by Cut-off Date Principal Balance) are balloon loans which provide for regular [quarterly][semi-annual] payments of principal and interest computed on the basis of an amortization term of __ months that is longer than the related term to stated maturity, with a "balloon" payment (each, a
"Balloon   Payment")  due  at  stated  maturity  that   will   be
significantly larger than the [quarterly][semi-annual] payments (each, a "Qualified Balloon Loan").

      The  following  table  sets forth  the  range  of  Mortgage
Interest Rates with respect to the Qualified Loans:

                          [ TO COME ]

      The following table sets forth information with respect to the remaining years to maturity of the Qualified Loans, the current loan-to-value ratios of the Qualified Loans and the Balloon Amounts of those Qualified Loans that are Balloon Loans:

                          [ TO COME ]

      The following table sets forth the payment frequencies of the Qualified Loans:

                          [ TO COME ]

      The following table sets forth the distribution of the Qualified Loans according to the states in which the respective
Mortgaged Properties are located and the commodities produced on the respective Mortgaged Properties:

                          [ TO COME ]

      The following table sets forth information with respect to lock-out periods affecting certain Qualified Loans:

                          [ TO COME ]


      The description of the AMBS, Qualified Loans and the Mortgaged Properties is based upon the Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due before such date. Prior to the issuance of the Certificates, [AMBS] Qualified Loans may be removed from the Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate, or as a result of prepayments in full. A limited number of other Qualified Loans [AMBS] may be included in the Pool prior to the issuance of the Certificates unless including such Qualified Loans [AMBS] would materially alter the characteristics of the Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Pool as it will be constituted at the time the Certificates are issued although the range of Mortgage Interest Rates [Pass-Through Rates] and maturities and certain other characteristics of the Qualified Loans in the Pool may vary. Pursuant to the Trust Agreement, the related Seller will make certain representations and warranties with respect to the Qualified Loans and their origination in accordance with the Underwriting and Appraisal Standards. See "DESCRIPTION OF THE AGREEMENTS -- Assignment of Assets; Repurchases" in the Prospectus.

      As described herein the composition of the Qualified Loans [AMBS] is subject to adjustment, with the amount of such variance restricted to no more than 5% of the aggregate principal balance of the Qualified Loans [AMBS] as stated herein. The information set forth as to the Qualified Loans [AMBS] will be revised to reflect such differences and included on a Form 8-K to be filed with the Commission within 15 days after the Closing Date and be available to Holders of Certificates promptly thereafter through the facilities of the Commission as described under "AVAILABLE INFORMATION" in the Prospectus.

                DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to a Trust Agreement to be dated _______, 1996 as supplemented by an Issue Supplement dated the Cut-off Date (collectively, the "Trust Agreement"), each among Farmer Mac, the Depositor and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Trust Agreement and the Certificates. The Certificates will be issued in the ______ Classes offered hereby[, together with the _______ Certificates, none of which are offered hereby], and in the aggregate original Certificate Balance of approximately $____________ (subject to a permitted variance of plus or minus 5%). Any such variance will be allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

      As described below, each Class of Certificates offered hereby, [other than the Class R Certificate (the "Residual Certificate"),] will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry [system of the Federal Reserve Banks], in minimum denominations in the Certificate Balance of $___________ and integral multiples of $___________ in excess thereof. [The Residual Certificate will be issued in certificated form as a single Certificate representing the entire Certificate Balance thereof.] Notwithstanding the minimum denominations of the Certificates described herein, one Certificate of each Class [other than the Residual Certificate] may evidence an additional amount equal to the remaining Certificate Balance thereof.

BOOK-ENTRY CERTIFICATES

      [Each Class of the Certificates offered hereby [other than the Residual Certificate] (collectively, the "Book-Entry Certificates") will be issued and maintained and may be transferred by Certificateholders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Certificateholders" or "Holders." A Holder is not necessarily the beneficial owner of a Book-Entry Certificate. beneficial owners will ordinarily hold Book-Entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "DESCRIPTION OF THE CERTIFICATES-The Fed System" in the Prospectus.]

      Issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "RISK FACTORS,Limited Liquidity" in the Prospectus.

NON-BOOK-ENTRY CERTIFICATES

        The [Residual Certificate] (the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Trust Agreement, the Trustee will initially be appointed as the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of the Non-Book-Entry Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. [The Residual Certificate will be subject to certain restrictions on transfer. See "Restrictions on Transfer of the Residual Certificate" below.]

      Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the
Certificate Register, or, upon written request by the Certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

DISTRIBUTIONS

      General. Distributions of principal and interest on the Certificates will be made on the ___ day of each month, or, if any such day is not a Business Day (that is, a day other than Saturday, Sunday or a day in which banking institutions in New York or __________ are authorized or obligated by law to be closed), the next succeeding Business Day (each, a "Distribution Date") to persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which the Distribution Date occurs (the "Record Date").

      Interest. Interest on each Class of Certificates will be paid [quarterly, semi-annually, annually] on each Distribution Date in an aggregate amount equal to the Accrued Certificate Interest for each Class and Distribution Date. With respect to each Class of Certificates, "Accrued Certificate Interest" will be equal to interest accrued during the calendar month immediately preceding such Distribution Date (each, an "Interest Accrual Period") at the Pass-Through Rate for such Class set forth on the cover hereof on the Certificate Balance thereof immediately prior to such Distribution Date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal. Principal will be distributable [quarterly, semi-annually, annually] on each Distribution Date in an aggregate amount  equal  to  the  Principal Distribution  Amount  for  such
Distribution  Date.   On each Distribution Date,  the  "Principal
Distribution  Amount" will equal the [sum of  (i)  the  principal
portion   of  all  scheduled  monthly  payments  (including   any
scheduled Balloon Payments) on the Qualified Loans due during the related Due Period, (ii) the Scheduled Principal Balance of each Qualified Loan which was repurchased or became a Liquidated Qualified Loan during the related due period, and (iii) all full or partial principal prepayments received during the related
prepayment   period   (as   defined   herein)][amounts   of   any
distributions received in respect of principal on the AMBS].

       [Description of Prepayment Period - transaction specific]

      [Definition of Scheduled Principal Balance - transaction specific]

     [Definition of Due Period - transaction specific]

     On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority among the
Certificates:


     [Transaction Specific]

      [Premiums. In the event a Borrower is required to pay a Yield Maintenance Charge or any Prepayment Premium, to the extent such payments are collected, the Master Servicer will distribute such payments in the following manner: [transaction specific].

       The  distribution  of  any  Prepayment  Premium  or  Yield
Maintenance Charge to Certificateholders will not reduce the Certificate Balance of the related Class of Certificates.

      Farmer Mac will not guarantee the collection from any borrower of any Yield Maintenance Charge or Prepayment Premium unless such amounts are actually collected by the Central
Servicer.  See "FARMER MAC GUARANTEE" herein.]

ADVANCES

      On or prior to each Certificate Account Deposit Date (as defined herein), the Central Servicer will be required to advance its own funds in an amount equal to the aggregate of principal payments and interest (net of Servicing Fees) that were due on the Qualified Loans during the related Due Period and were delinquent on such Certificate Account Deposit Date (each such payment, an "Advance"), subject to the Central Servicer's good faith determination that such advances are recoverable from related late collections or liquidation proceeds thereof.

      Because Farmer Mac guarantees timely distributions of interest on the Certificates and the Principal Distribution Amount to Holders, the failure of the Central Servicer to make any Advance will not affect distributions of interest and principal to such Holders.

[Additional Rights of Residual Certificateholders

      In addition to distribution of principal and interest, the holder of the Residual Certificate will be entitled to receive
(i) any amounts remaining in the Certificate Account on any Distribution Date after distribution of principal and interest are made on Certificates on such date and (ii) the proceeds, if any, of the assets of the Trust Fund after the Certificate Balance of all the Classes of Certificates have been reduced to zero. It is not anticipated that any material assets will be remaining for such distribution at any such time.]

[Transfer Restrictions of the Residual Certificate]


                      FARMER MAC GUARANTEE

      Pursuant to the Trust Agreement, Farmer Mac will guarantee (the "Farmer Mac Guarantee") the timely distribution of interest accrued on the Certificates and the distribution of the full Principal Distribution Amount (including any Balloon Payments) for the related Distribution Date. In addition, Farmer Mac is obligated to distribute on a timely basis the principal balance of each Class of Certificates in full no later than the related Final Distribution Date, whether or not sufficient funds are available in the Certificate Account. The Farmer Mac Guarantee will not cover the timely payment of any uncollected Prepayment Premiums or Yield Maintenance Charges. See "RISK FACTORS" herein.

      Farmer Mac's obligations under the Farmer Mac Guarantee are obligations solely of Farmer Mac and are not backed by the full faith and credit of the United States. Furthermore, Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will greatly exceed its resources, including its limited ability to borrow from the United States Treasury. See "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" in the Prospectus.


                     OUTSTANDING GUARANTEES

      As  of _____________, Farmer Mac had outstanding guarantees
on  approximately $__________     aggregate principal  amount  of
Farmer Mac Securities.

     The Act authorizes Farmer Mac to borrow up to $1,500,000,000
from   the   Secretary  of  the  Treasury,  subject  to   certain
conditions, to enable Farmer Mac to fulfill its guarantee obligations. See "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" in
the  Prospectus.   As of ________ , the amount of all  outstanding
borrowings  by  Farmer  Mac from the Secretary  of  the  Treasury
totalled    $_______________, leaving   $____________   remaining
thereunder.

         YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The rate of payment of principal on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the [underlying] Qualified Loans. The rate of payments of principal of the Qualified Loans will in turn be affected by the rate of principal prepayments thereon by borrowers, by liquidations of defaulted Qualified Loans repurchased as a result of defective documentation, breaches of representations and warranties or for certain other reasons. There is little or no historical data available to provide assistance in estimating the rate of prepayments and defaults on Agricultural Real Estate generally or the Qualified Loans particularly.

      In the case of Agricultural Real Estate Loans, a number of social, economic, political, trade, geographic, climatic, demographic, legal and other factors may influence prepayments and defaults, including the age of the Qualified Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Qualified Loans, the characteristics of the borrowers, weather, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, the availability of mortgage funds, the extent of the borrowers' net equity in the Mortgaged Properties, mortgage market interest rates in relation to the effective interest rates on the Qualified Loans and other unforeseeable variables, both domestic and international, affecting particular commodity groups and the farming industry in general. Generally, if prevailing interest rates fall significantly below the interest rates on the Qualified Loans, the Qualified Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Qualified Loans. Conversely, if prevailing interest rates rise above the interest rates on the Qualified Loans, the rate of prepayment would be expected to decrease. There can be no certainty as to the rate or prepayments on the Qualified Loans during any period or over the lives of the Certificates. The rate of default on the Qualified Loans will also affect the rate of payment of principal on the Qualified Loans. Prepayments, liquidations and repurchases of the Qualified Loans will result in distributions to holders of the Certificates of amounts which would otherwise be distributed over the remaining terms of the Qualified Loans.

      [Virtually all] of the Qualified Loans contain lock-out periods in which prepayments are prohibited or impose prepayment penalties or charges and/or other restrictions on prepayments. [Although some of the lockout periods have expired,] most of the Qualified Loans continue to be subject to prepayment penalties and other restrictions on prepayments that, if enforced by the
Central Servicer, could be a deterrent to prepayments. In the normal course of its business, the Central Servicer generally enforces such prepayment penalties and restrictions unless the enforcement thereof is deemed by the Central Servicer to be inappropriate.]

    [    ] of the Qualified Loans require the payment of a Yield
Maintenance Charge or Prepayment Premium in connection with the prepayment of the related Qualified Loan. Because Farmer Mac does not guarantee the collection of any Yield Maintenance Charges or Prepayment Premiums on the underlying Qualified Loans, the expected yield to investors in the Certificates may be sensitive in varying degrees to the extent such amounts are not
collected.   In  addition  the  required  payment  of Prepayment
Premiums  or Yield Maintenance Charges may  not  be a sufficient
disincentive  to   prevent  the   voluntary  prepayment  of  the
Qualified Loans and, even if collected, allocation thereof to any Class may be insufficient to offset fully the adverse effects on the anticipated yield thereon arising out of the corresponding principal payment.

     [In addition, a [substantial portion] of the Qualified Loans include "due-on-sale" clauses; however, it is generally the policy of the Central Servicer not to enforce such clauses unless the related obligor assuming such Qualified Loan does not meet the Underwriting Standards of Farmer Mac. The Servicing Contract (as defined herein) does not require any such enforcement. The remaining Qualified Loans are assumable by persons meeting the Underwriting Standards of Farmer Mac. In addition, at the request of the borrower, the Central Servicer may allow the partial release of a Mortgaged Property provided the collateral property is reappraised and a partial prepayment is made such that the resulting loan-to-value ratio is no greater than the loan-to-value ratio as of the Cut-off Date and the cash flows from the remaining property are sufficient to service the remaining debt. Such partial release will be treated as a prepayment in part and the related Qualified Loan will remain in the Trust.]

     The yield to investors in the Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) of the Qualified Loans, which generally can be prepaid at any time, subject to the restrictions and prepayment penalties described above. In addition, the yield to maturity on a Certificate may vary depending on the extent to which such Certificate is purchased at a discount or premium. Holders of the Certificates should consider, in the case of any Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

      The timing of changes in the rate of prepayments on the Qualified Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the related Qualified Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. An investor must make an independent decision as to the appropriate prepayment scenario to be used in deciding whether to purchase the Certificates.

      Investors should consider the risk that rapid rates of prepayments on the Qualified Loans, and therefore of principal payments on the Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on such investor's Certificate may be lower than the applicable Pass-Through Rate. Conversely, slow rates of prepayments on the
Qualified Loans, and therefore of principal payments on the Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

     [The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the applicable purchase price and Pass-Through Rate because the distributions of principal, if any, and interest will not be payable to such holders until the [__]th day of the month following the period in which interest accrues (without any additional distribution of interest or earnings thereon in respect of such delay).]
Weighted Average Lives of the Certificates

     "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Certificates will be influenced by the rate at which principal payments (including prepayments) on the Qualified Loans are made. Principal payments on the Qualified Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Qualified Loans). Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model" or "CPR") represents an assumed constant rate of prepayments, expressed as an annual percentage rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

       The tables set forth below have been based on the assumptions, among others, that (i) [TO COME] (collectively, the "Modeling Assumptions").

      There may be discrepancies between the characteristics of the actual Qualified Loans included in the Pool and those of the Qualified Loans in the Pool as constituted for purposes of the Modeling Assumptions. Any such discrepancies may have an effect upon the percentages of the original Certificate Balances outstanding and the weighted average lives of the Certificates set forth in the tables. There can be no assurance as to how or whether any such discrepancies may affect the rate of prepayments of the Qualified Loans.

      In addition, to the extent that the actual Qualified Loans included in the Pool have characteristics which differ from those assumed in preparing the tables set forth below, each such Certificate may mature earlier or later than indicated by the tables.

      Based on the foregoing assumptions, the tables indicate the weighted average lives of the Certificates and set forth the percentages of the original Certificate Balance of each such Certificate that would be outstanding after each of the Distribution Dates indicated, at various CPR percentages. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Qualified Loans included in the Pool. Variations in the actual prepayment experience and the balance of the Qualified Loans that prepay may increase or decrease the percentage of the original Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Qualified Loans equals any of the specified CPR percentages.


                 [WEIGHTED AVERAGE LIFE TABLES]



                 DESCRIPTION OF THE AGREEMENTS

      The Certificates will be issued pursuant to the Trust Agreement. Farmer Mac will act as Master Servicer (the "Master Servicer") of the Qualified Loans. The Qualified Loans will be directly serviced by ________, a _________, (the "Central Servicer") that will be acting on behalf of Farmer Mac pursuant to a Servicing Contract between it and Farmer Mac (the "Servicing Contract"). In addition, each Seller of Qualified Loans to the Depositor will transfer and assign such Qualified Loans to the Depositor pursuant to a separate Loan Sale Agreement (each, a "Sale Agreement"). Each such Sale Agreement will include certain representations and warranties of the Seller respecting the related Qualified Loans which representations and warranties and the remedies for their breach will be assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement.

Trustee

      The  Trustee  for  the Certificates will be  __________  [a national  banking  association organized and existing  under  the
federal   laws   of  the  United  States]  with  an   office   at
____________.

Servicing and Other Compensation and Payment of Expenses

      The Central Servicer will receive an amount (the "Central Servicing Fee"), calculated on a Qualified Loan-by-Qualified Loan basis, equal to the product of the outstanding principal balance of a Qualified Loan in any given month and one-twelfth of ____%. Additional servicing compensation in the form of assumption fees or late payment charges will be retained by the Central Servicer. The Depositor, the Master Servicer and the Central Servicer are obligated to pay all expenses incurred in connection with their respective responsibilities under the Trust Agreement and the Servicing Contract (subject to reimbursement for liquidation expenses), including the fees of the Trustee, and also including, without limitation, the various other items of expense enumerated in the Prospectus. See "DESCRIPTION OF THE CERTIFICATES" in the Prospectus.

[Guarantee Fee Rate]

[Termination

      The Central Servicer may effect an early termination of the Trust Fund on any Distribution Date after the date on which the aggregate principal balance of the Certificates is reduced to less than ____% thereof as of the Cut-off Date by repurchasing all the Qualified Loans [AMBS] at a price equal to 100% of the principal balance of the Qualified Loans [AMBS] plus accrued interest thereon at the applicable Mortgage Interest Rate [Pass-Through Rate] to the next due date; determined as provided in the Trust Agreement. The Master Servicer will distribute the proceeds thereof to Certificateholders on the final Distribution Date. See "DESCRIPTION OF CERTIFICATES,Termination" in the Prospectus.]


[Sale Agreement and Servicing Contract Summary To Come]

                         THE DEPOSITOR


      Farmer Mac Mortgage Securities Corp., the Depositor, is a wholly-owned subsidiary of Farmer Mac and was incorporated in the State of Delaware in May 1992. The principal executive offices of the Depositor are located at 919 18th Street, N.W., Washington, D.C. 20006.

            CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                           [TO COME]


                      ERISA CONSIDERATIONS

      The acquisition of Certificates by a plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any individual retirement account ("IRA") or any other plan subject to Code Section 4975 could, in some instances, result in a prohibited transaction or other violations of the fiduciary responsibility provisions of ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could, however, be applicable. [Discussion of exemptions]. See "ERISA CONSIDERATIONS" in the Prospectus.

                        LEGAL INVESTMENT

      The Certificates will constitute securities guaranteed by Farmer Mac for purposes of the Act and, as such, will, by statute, be legal investments for certain types of institutional investors to the extent that those investors are authorized under any applicable law to purchase, hold, or invest in obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent specific Classes of the Certificates constitute legal investments for them.

                     METHOD OF DISTRIBUTION

      [Subject  to  the  terms and conditions set  forth  in  the
Underwriting Agreement among the Depositor, Farmer Mac and [Underwriter] (the "Underwriter"), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase the entire aggregate principal amount of the Certificates. The Underwriting Agreement provides that the obligation of the Underwriter is subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Certificates if any are purchased.

     The Underwriter proposes to offer each Class of Certificates in whole or in part to purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement, or in part to certain securities dealers at such prices less a concession of ____% for each such Class. After the Certificates are released for sale to the public, the offering prices and other selling terms may from time to time be varied by the Underwriter.

      The Underwriting Agreement provides that Farmer Mac and the
Depositor will indemnify the Underwriter against certain civil liabilities under the 1933 Act or contribute to payments the Underwriter may be required to make in respect thereof.]

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The consolidated financial statements of Farmer Mac for the year ended December 31, 1995 included as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of Farmer Mac for the three month period ended March 31, 1996 included as an exhibit to its Quarterly Report on Form 10-Q for the period ended March 31, 1996, each of which has been filed with the Commission by Farmer Mac, are hereby incorporated by reference in this Prospectus Supplement.

     All financial statements of Farmer Mac included in included in documents filed by Farmer Mac pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof.

                           EXPERTS

      The consolidated balance sheets of Farmer Mac as of December 31, 1995 and 1994 and related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP, covering December 31, 1995 financial statements contains an explanatory paragraph regarding regulatory capital as described in Note 3 to such financial statements.


                         LEGAL MATTERS

      Certain legal matters relating to the Certificates will be passed upon for the Depositor by the General Counsel of Farmer Mac and by Brown & Wood, Washington, D.C. and for the Underwriter by ____________________ . Brown & Wood has also acted as special tax counsel to the Trust Fund.

                    INDEX OF PRINCIPAL TERMS

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the pages indicated below:

Accrued Certificate Interest..............................S-5, S-13
Advance....................................................... S-14
Agricultural Real Estate......................................  S-9
AMBS..........................................................  S-4
AMBS Certificates....................................... cover, S-4
Balloon Payment............................................... S-10
Book-Entry Certificate.........................................S-12
CPR........................................................... S-17
Central Servicer......................................... S-4, S-18
Central Servicing Fee.................................... S-5, S-18
Certificate Account............................................ S-5
Certificate Account Deposit Date.............................. S-14
Certificates............................................ cover, S-4
Certificateholders............................................ S-12
Closing Date..................................................cover
Collection Account............................................. S-6
Depositor...................................................... S-4
Distribution Date............................................. S-13
Due Period.................................................... S-13
ERISA.................................................... S-7, S-19
Farmer Mac...............................................cover, S-4
Farmer Mac Charter............................................  S-4
Farmer Mac Guarantee.......................................... S-14
Holders........................................................S-12
IRA...................................................... S-7, S-19
Interest Accrual Period.................................. S-5, S-13
Master Servicer.......................................... S-4, S-18
Modeling Assumptions........................................   S-17
Mortgage Interest Rate........................................ S-10
Mortgaged Properties..........................................  S-9
Non-Book-Entry Certificates................................... S-12
Prepayment.................................................... S-17
Prepayment Model.............................................. S-17
Prepayment Premium............................................  S-9
Principal Distribution Amount................................. S-13
Pool.........................................................   S-9
Qualified Balloon Loan.......................................  S-10
Qualified Loan......................................cover, S-6, S-9
Record Date................................................... S-13
REMIC......................................................S-2, S-7
Residual Certificate......................................S-2, S-12
Sale Agreement...............................................  S-18
Servicing Contract...........................................  S-18
Trust Agreement.......................................... S-5, S-12
Trust Fund...............................................cover, S-3
Trust Fund AMBS.................................... cover, S-6, S-9
Trustee.......................................................  S-3
Underwriter................................................... S-19
Underwriting Standards......................................... S-9
Weighted average life......................................... S-17
Yield Maintenance Charge........................................S-9

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                         [Agricultural Loan Prospectus]

                 SUBJECT TO COMPLETION, DATED JUNE 19, 1996

PROSPECTUS

Guaranteed Agricultural Mortgage-Backed Securities ("AMBS")
(Issuable in Series)

Federal Agricultural Mortgage Corporation
Guarantor

Farmer Mac Mortgage Securities Corporation
Depositor
                             ________

The Certificates offered hereby and by Supplements to this Prospectus (the "Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools (each, a "Pool") of various types of agricultural real estate mortgage loans (the "Qualified Loans"), the portions of loans guaranteed by the United States Secretary of Agriculture (the "Guaranteed Portions"), Trust Fund AMBS (as defined herein), mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Qualified Loans or Guaranteed Portions (collectively, the "QMBS") or a combination of Guaranteed Portions and/or QMBS (with respect to any Series, collectively, the "Qualified Assets").

Each Certificate will be covered by a guarantee (the "Farmer Mac Guarantee") of the timely payment of required distributions of interest and principal of the Federal Agricultural Mortgage Corporation ("Farmer Mac"), a federally chartered instrumentality of the United States, as described herein and in the related Prospectus Supplement. See "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" herein.
                                          (Continued on next page)
                             ________

THE OBLIGATIONS OF FARMER MAC UNDER ITS GUARANTEE ARE OBLIGATIONS SOLELY OF FARMER MAC AND ARE NOT OBLIGATIONS OF, AND ARE NOT GUARANTEED BY, THE FARM CREDIT ADMINISTRATION, THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (OTHER THAN FARMER MAC), AND ARE NOT BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ________

Prospective investors should review the information appearing on page 13 herein under the caption "RISK FACTORS" and such information as may be set forth under the caption "RISK FACTORS" in the related Prospectus Supplement before purchasing any Certificate.
Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Farmer Mac will publish and regularly update infromation regarding the Pools and related Qualified Loans. See "AVAILABLE
INFORMATION" herein.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "METHOD OF DISTRIBUTION" herein and in the related Prospectus Supplement.

____________, 199

Each Series of Certificates will consist of one or more classes of Certificates (each, a "Class") that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
(iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
(iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds; and/or (vii) be entitled to distributions of any Prepayment Premiums and Yield Maintenance Charges (each term as defined herein), to the extent collected, in each case as described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES" herein and in the related Prospectus Supplement.

Principal and interest with respect to Certificates will be distributable quarterly, semi-annually or annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund, including, without limitation, the related Farmer Mac Guarantee.

The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Originator, any Seller, any Central Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Other than the Farmer Mac Guarantee, neither the Certificates nor any assets in the related Trust Fund (other than Guaranteed Portions) will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The Qualified Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Trust Agreement, as more fully described herein.

The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Qualified Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "YIELD CONSIDERATIONS" herein and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit or "REMIC" for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      PROSPECTUS SUPPLEMENT

As more particularly described herein, the Prospectus Supplement relating to the Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the Class or Classes of Certificates, the payment provisions with respect to each such Class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such Class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each Class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Qualified Assets (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) information as to the terms of the Farmer Mac Guarantee of the Certificates; (viii) whether such Certificates will be initially issued in definitive or book-entry form; and
(ix) whether and to what extent, if any, the Farmer Mac Guarantee will cover the timely payment of the related Balloon Payment on any Qualified Balloon Loan.

                      AVAILABLE INFORMATION

The Depositor has filed with the Securities and Exchange
Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as
amended, with respect to the Certificates.   The Depositor intends
to establish a trust and cause it to issue a Series of Certificates as soon as practicable after the Registration Statement is declared effective. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago,
Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

The Depositor will mail or caused to be mailed to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued such reports will be sent on behalf of the related Trust Fund to the office identified for such purpose in the related Prospectus Supplement. Such reports may be available to Beneficial Owners (as defined herein) of the Certificates upon request to their respective Direct Participants or Indirect Participants (as defined herein). See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders" and "DESCRIPTION OF THE AGREEMENTS -- Evidence as to Compliance" herein.

The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Certificates referenced in the preceding paragraph. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates or an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

Farmer Mac will publish and regularly update for the benefit of AMBS investors information about the Certificates and Qualified Loan Pools underlying such Certificates ("AMBS Information"). Generally, Farmer Mac will provide AMBS Information on a periodic scheduled basis after the date on which the related Pool is formed. The information will be available from various sources, including several information vendors that provide securities information. Investors can obtain the names of those vendors disseminating AMBS Information by writing Farmer Mac at 919 18th Street, N.W. Washington, D.C. 20006 or calling Farmer Mac's Investor Inquiry Department at 1-800-TRY-FARM (879-3276).

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. In addition, Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 1995 and Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 each filed with the Commission pursuant to the Exchange Act shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof. All documents filed by Farmer Mac pursuant to the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering made by this Prospectus will likewise be deemed to be incorporated by reference herein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more
Classes of Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Farmer Mac Mortgage Securities Corporation, 919 18th Street, N.W., Suite200, Washington, D.C. 20006, Attention:
Corporate Secretary. The Depositor has determined that its financial statements are not material to the offering of any Certificates.

                          SUMMARY

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of            Guaranteed   Agricultural   Mortgage-Backed
Certificates        Securities  ("AMBS")  issuable  in   Series
                    (the "Certificates").

Guarantor           Federal  Agricultural Mortgage  Corporation
                    ("Farmer   Mac"),  a  federally   chartered
                    instrumentality  of  the   United   States,
                    established  by  Title  VIII  of  the  Farm
                    Credit   Act  of  1971,  as  amended   (the
                    "Farmer Mac Charter").

The 1996 Amendment  The  Farm Credit System Reform Act of  1996
                    (the  "1996 Amendment") signed into law  by
                    the  President  of  the  United  States  on
                    February 10, 1996, modified the Farmer  Mac
                    Charter   as  it  theretofore  existed   in
                    several  major  respects, by,  among  other
                    things   (i)  authorizing  Farmer  Mac   to
                    purchase  Qualified Loans  and  to  include
                    such  purchased  Qualified Loans  in  Trust
                    Funds  serving as the basis for  securities
                    guaranteed  by  Farmer Mac, (ii)  extending
                    from  December  1996 to December  1999  the
                    statutory  deadline for the full imposition
                    of  certain regulatory capital requirements
                    applicable   to  Farmer  Mac,   and   (iii)
                    eliminating   statutory  requirements   for
                    credit  support  features  aggregating  not
                    less   than  ten  percent  of  the  initial
                    principal balances of Qualified Loans in  a
                    Trust  Fund.  The 1996 Amendment also  made
                    various   statutory  changes  intended   to
                    further  streamline program operations  and
                    clarify    certain   ambiguous    statutory
                    provisions.

Depositor           Farmer      Mac     Mortgage     Securities
                    Corporation,  a wholly-owned subsidiary  of
                    Farmer Mac. See "THE DEPOSITOR" herein.

The Master          Farmer  Mac will act as the Master Servicer
Servicer            of  the  Qualified  Loans  included  in  or
                    underlying   each  Trust  Fund   (in   such
                    capacity,     the    "Master    Servicer").
                    Although  Farmer Mac will  be  legally  and
                    contractually    responsible    for     all
                    servicing,  it  will conduct its  servicing
                    responsibilities  for   each   Trust   Fund
                    through   one  or  more  Central  Servicers
                    (each, a "Central Servicer") which will  be
                    identified   in   the  related   Prospectus
                    Supplement.

Trustee             The   trustee  (the  "Trustee")  for   each
                    Series  of  Certificates will be  named  in
                    the   related  Prospectus  Supplement.  See
                    "DESCRIPTION    OF    THE    AGREEMENTS_The
                    Trustee."

The Trust Assets    Each  Series of Certificates will represent
                    in  the  aggregate  the  entire  beneficial
                    ownership   interest  in   a   Trust   Fund
                    consisting primarily of:

   (a)   Qualified  The  Qualified Assets with respect to  each
         Assets     Series of Certificates will consist of  (i)
                    [agricultural  real estate  mortgage  loans
                    (collectively, the "Qualified  Loans") (ii)
                    the portions  of  loans guaranteed   by the
                    United   States  Secretary  of  Agriculture
                    pursuant  to  the  Consolidated  Farm   and
                    Rural  Development Act (7  U.S.C.  1921  et
                    seq.)   (the   "ConAct")  (the  "Guaranteed
                    Portions"),   (iii)  Farmer Mac  Guaranteed
                    Agricultural   Mortgage-Backed   Securities
                    ("Trust   Fund   AMBS"),   mortgage   pass-
                    through certificates or   other   mortgage-
                    backed  securities  evidencing interests in
                    or secured by Qualified Loans or Guaranteed
                    Portions (collectively,  the  "QMBS")   or
                    (iv) a combination  of Guaranteed  Portions
                    and QMBS.   AMBS  refers  to   Certificates
                    issued  and   offered   pursuant  to   this
                    Registration Statement. The Qualified Loans
                    will not be guaranteed or insured by Farmer
                    Mac  or any of  its affiliates  or  by  any
                    governmental  agency or  instrumentality or
                    other   person.   As   more    specifically
                    described  herein, the Qualified Loans will
                    be secured  by  a  fee simple  mortgage  or
                    a  minimum   50-year  leasehold   mortgage,
                    with status as a first lien on Agricultural
                    Real  Estate   (as  defined  below) that is
                    located  within   the   United  States (the
                    "Mortgaged Properties").  No Qualified Loan
                    may  have a  loan-to-value  ratio in excess
                    of  70 percent.   A  Qualified  Loan   must
                    be  an  obligation   of  (i)  a  citizen or
                    national of the  United  States or an alien
                    lawfully admitted  for  permanent residence
                    in  the  United    States;   or   (ii)   a
                    private  corporation  or partnership  whose
                    members, stockholders  or partners  holding
                    a majority  interest  in the corporation or
                    partnership  are individuals  described  in
                    clause (i).  A Qualified Loan must also  be
                    an  obligation of a person, corporation  or
                    partnership  having farming  experience  or
                    other  training  sufficient  to  ensure   a
                    reasonable likelihood of repayment  of  the
                    loan  according to its terms.  A  Qualified
                    Loan   may   be   an  existing   or   newly
                    originated  mortgage loan that conforms  to
                    the  requirements set forth in  the  Farmer
                    Mac program documents (the "Guides").

                    Qualified    Loans    are    secured     by
                    Agricultural  Real  Estate.   "Agricultural
                    Real  Estate"  is defined as  a  parcel  or
                    parcels  of land, which may be improved  by
                    buildings  or other structures  permanently
                    affixed to the parcel or parcels, that  (a)
                    are  used for the production of one or more
                    agricultural  commodities and  (b)  consist
                    of  a minimum of five acres or are used  in
                    producing  minimum annual  receipts  of  at
                    least  $5,000.  The principal amount  of  a
                    Qualified   Loan  secured  by  Agricultural
                    Real  Estate may not exceed $3,500,000,  as
                    adjusted  for inflation as of December  31,
                    1995.

                    Each   Qualified  Loan  may   provide   for
                    accrual  of interest thereon at an interest
                    rate  (a "Mortgage Interest Rate") that  is
                    fixed  over  its term or that adjusts  from
                    time  to  time, or is partially  fixed  and
                    partially   floating   or   that   may   be
                    converted  from  a  floating  to  a   fixed
                    Mortgage Interest Rate, or from a fixed  to
                    a  floating  Mortgage Interest  Rate,  from
                    time  to  time at the Mortgagor's election,
                    in  each  case as described in the  related
                    Prospectus    Supplement.   The    floating
                    Mortgage  Interest Rates on  the  Qualified
                    Loans  in a Trust Fund may be based on  one
                    or  more indices.  Each Qualified Loan  may
                    provide    for   scheduled   payments    to
                    maturity,  payments that adjust  from  time
                    to  time  to  accommodate  changes  in  the
                    Mortgage  Interest Rate or to  reflect  the
                    occurrence  of  certain  events,  and   may
                    provide  for  accelerated amortization,  in
                    each  case  as  described  in  the  related
                    Prospectus Supplement. Each Qualified  Loan
                    may  be  fully  amortizing  or  require   a
                    balloon  payment  (each  such  payment,   a
                    "Balloon   Payment")  due  on  its   stated
                    maturity  date, in each case  as  described
                    in  the related Prospectus Supplement. Each
                    Qualified Loan may contain prohibitions  on
                    prepayment   or  require   payment   of   a
                    Prepayment  Premium or a Yield  Maintenance
                    Charge  (each  term as defined  herein)  in
                    connection with a prepayment, in each  case
                    as  described  in  the  related  Prospectus
                    Supplement.   The   Qualified   Loans   may
                    provide    for   payments   of   principal,
                    interest  or both, on due dates that  occur
                    quarterly,  semi-annually, annually  or  at
                    such other interval as is specified in  the
                    related    Prospectus    Supplement.    See
                    "DESCRIPTION   OF  THE   TRUST   FUNDS   --
                    Assets."

   (b) Farmer Mac
        Guarantee   The  Certificates of each  Series  will  be
                    covered  by a Farmer Mac Guarantee. Because
                    the  Farmer Mac Guarantee runs directly  to
                    Holders,   it   does  not  directly   cover
                    payments  on  the  related Qualified  Loans
                    included  in  or  underlying  the   related
                    Trust  Fund.   Each  Farmer  Mac  Guarantee
                    will provide for the payment by Farmer  Mac
                    to   Holders   of  any  and   all   amounts
                    necessary  to assure the timely payment  of
                    all  required distributions of interest and
                    principal  on  the  Certificates   to   the
                    extent  set forth in the related Prospectus
                    Supplement.     The   related    Prospectus
                    Supplement  will  specify  the  extent   of
                    Farmer Mac's guarantee obligation, if  any,
                    with  respect to any Qualified Balloon Loan
                    in  default as to its Balloon  Payment  and
                    will discuss any resulting impact  on  the
                    expected yield of the related Certificates.
                    See   "YIELD,   PREPAYMENT   AND   MATURITY
                    CONSIDERATIONS" in the  related  Prospectus
                    Supplement. In    addition,    Farmer   Mac
                    guarantees   the   distribution  to Holders
                    of  the  principal balance  of  each  Class
                    of Certificates  in full   no  later   than
                    the   related    Final Distribution   Date,
                    whether    or    not  sufficient  funds are
                    available  in   the  Certificate   Account.
                    Farmer    Mac's  obligations   under   each
                    Farmer Mac    Guarantee   are   obligations
                    solely of  Farmer  Mac  and  are not backed
                    by the full  faith  and   credit   of   the
                    United States.   Farmer   Mac    will   not
                    guarantee the collection from any  borrower
                    of  any  yield  maintenance  charge ("Yield
                    Maintenance Charge") or  any other  premium
                    ("Prepayment    Premiums")    payable    in
                    connection  with  a principal prepayment on
                    a Qualified Loan, and in   the   event  the
                    related  Trust    Agreement    entitles the
                    related Holders to  receive   distributions
                    of  such  Yield  Maintenance   Charges   or
                    Prepayment   Premiums,   such Holders  will
                    receive such  amounts  only  to the  extent
                    actually collected.  Under  the Farmer  Mac
                    Charter,   Farmer  Mac   is   required   to
                    establish   a    segregated   account  into
                    which  it  will  deposit a portion  of  the
                    guarantee   fees   it  receives   for   its
                    guarantee obligations.  Farmer Mac  expects
                    that  its future contingent liabilities  in
                    respect   of   guarantees  of   outstanding
                    securities backed by agricultural  mortgage
                    loans   will   substantially   exceed   any
                    amounts   on   deposit  in   such   reserve
                    account.    The amount on deposit  in  such
                    reserve account   as  of the   end  of  any
                    calendar quarter  is   set   forth  (as  an
                    allowance for  losses)   in  Farmer   Mac's
                    consolidated  balance  sheet filed with the
                    Commission   and  incorporated by reference
                    herein.  See,   INCORPORATION   OF  CERTAIN
                    INFORMATION     BY   REFERENCE"      herein.
                    If this    reserve  account  so established,
                    together with  any remaining general Farmer
                    Mac assets,  is  insufficient   to   enable
                    Farmer Mac   to   make  a  required payment
                    under    any   Farmer     Mac    Guarantee,
                    Farmer  Mac will issue obligations  to  the
                    Secretary  of the Treasury in an amount  at
                    any   time   outstanding  not   to   exceed
                    $1,500,000,000.   The  Secretary   of   the
                    Treasury    is    required   to    purchase
                    obligations issued by Farmer Mac not  later
                    than  ten  business days after  receipt  by
                    the   Secretary  of  the  Treasury   of   a
                    certification  by Farmer Mac in  accordance
                    with  the  requirements of the  Farmer  Mac
                    Charter.  The Trust Agreement will  contain
                    various   timing  mechanisms  designed   to
                    assure   that   Farmer   Mac   will    have
                    sufficient    advance   notice    of    any
                    obligation under a Farmer Mac Guarantee  in
                    order,  to  the  extent required,  to  make
                    timely  demand  upon the Secretary  of  the
                    Treasury.   If  for any reason  beyond  the
                    control  of  any Holder, such Holder  fails
                    to  receive on any Distribution  Date  such
                    Holder's  portion  of any payment  required
                    pursuant to the Farmer Mac Guarantee,  such
                    Holder  may,  through the related  Trustee,
                    enforce such obligation against Farmer  Mac
                    to  the  extent  of such Holder's  portion.
                    Farmer  Mac  anticipates  that  its  future
                    contingent   liabilities  in   respect   of
                    guarantees    of   outstanding   securities
                    backed by agricultural mortgage loans  will
                    greatly  exceed  its  resources,  including
                    its  limited  ability to  borrow  from  the
                    United   States  Treasury.   See   "FEDERAL
                    AGRICULTURAL MORTGAGE CORPORATION" herein.




(c)  Collection
     Account;
     Certificate
     Account        Each  Trust Fund  will include one  or more
                    accounts   established  and   maintained on
                    behalf   of  the  Certificateholders   into
                    which  the  Central Servicer designated  in
                    the related Prospectus Supplement will,  to
                    the  extent  described herein and  in  such
                    Prospectus    Supplement,    deposit    all
                    payments   and  collections   received   or
                    advanced  with  respect  to  the  Qualified
                    Assets and other assets in the Trust  Fund.
                    Such  an  account may be maintained  as  an
                    interest bearing or a non-interest  bearing
                    account,  and  funds held  therein  may  be
                    held   as   cash  or  invested  in  certain
                    short-term  obligations. Approximately  ten
                    days  prior to each Distribution Date,  the
                    Central Servicer will remit to Farmer  Mac,
                    as  Master Servicer, for deposit  into  the
                    Certificate Account maintained by it  funds
                    then  held  in the Collection Account  that
                    are  applicable to the distribution on such
                    following    Distribution    Date.      See
                    "DESCRIPTION    OF   THE   AGREEMENTS    --
                    Accounts" herein.

Description of
 Certificates       Each  Series of Certificates evidencing  an
                    interest  in  a Trust Fund will  be  issued
                    pursuant   to   a   Trust   Agreement.   If
                    Qualified  Loans are included  in  a  Trust
                    Fund,  they  will  be  master  serviced  by
                    Farmer  Mac  pursuant to the related  Trust
                    Agreement.     Farmer    Mac's    servicing
                    responsibilities under the Trust  Agreement
                    will  be performed on its behalf by one  or
                    more   Central   Servicers   pursuant    to
                    Servicing  Contracts with Farmer  Mac.   In
                    addition,  Qualified Assets deposited  into
                    a  Trust  Fund by the Depositor  will  have
                    been  sold  to it by Originators  or  other
                    holders  of  Qualified Loans (collectively,
                    "Sellers")   pursuant  to   a   Loan   Sale
                    Agreement  (each a "Sale Agreement").   The
                    Trust  Agreements, Servicing Contracts  and
                    Sale  Agreements  for  a  particular  Trust
                    Fund   are  referred  to  herein   as   the
                    "Agreements."  Each Series of  Certificates
                    will  include  one  or more  Classes.  Each
                    Series  of  Certificates will represent  in
                    the   aggregate   the   entire   beneficial
                    ownership  interest in  the  related  Trust
                    Fund.   Each  Class of Certificates  (other
                    than      certain     Stripped     Interest
                    Certificates, as defined below)  will  have
                    a  stated  principal amount (a "Certificate
                    Balance") and (other than certain  Stripped
                    Principal Certificates, as defined  below),
                    will  accrue interest thereon  based  on  a
                    fixed,  variable or floating interest  rate
                    (a   "Pass-Through  Rate").   The   related
                    Prospectus  Supplement  will  specify   the
                    Certificate  Balance,  if  any,   and   the
                    Pass-Through Rate, if any, for  each  Class
                    of  Certificates  or,  in  the  case  of  a
                    variable  or  floating  Pass-Through  Rate,
                    the     method    for    determining    the
                    Pass-Through  Rate.   See  "DESCRIPTION  OF
                    THE   CERTIFICATES"  herein  and   in   the
                    related Prospectus Supplement.


Distributions on
   Certificates     Each  Series  of Certificates will  consist
                    of  one  or  more  Classes of  Certificates
                    that  may  (i) provide for the  accrual  of
                    interest  thereon based on fixed,  variable
                    or  floating  rates; (ii)  be  entitled  to
                    principal        distributions         with
                    disproportionately  low,  nominal   or   no
                    interest    distributions    (collectively,
                    "Stripped     Principal     Certificates");
                    (iii)     be     entitled    to    interest
                    distributions with disproportionately  low,
                    nominal   or   no  principal  distributions
                    (collectively,      "Stripped      Interest
                    Certificates");    (iv)     provide     for
                    distributions  of accrued interest  thereon
                    commencing  only following  the  occurrence
                    of  certain  events, such as the retirement
                    of   one   or   more   other   classes   of
                    Certificates  of such Series (collectively,
                    "Accrual  Certificates"); (v)  provide  for
                    distributions  of  principal  sequentially,
                    based  on  specified payment  schedules  or
                    other   methodologies;  (vi)  provide   for
                    distributions  based on  a  combination  of
                    two or more components thereof with one  or
                    more  of  the characteristics described  in
                    this   paragraph,  including   a   Stripped
                    Principal  Certificate  component   and   a
                    Stripped  Interest  Certificate  component,
                    to  the  extent of available funds;  and/or
                    (vii) to the extent the Trust Agreement  so
                    provides,  be entitled to distributions  of
                    any    Prepayment   Premiums   and    Yield
                    Maintenance   Charges   to    the    extent
                    collected,  in  each case as  described  in
                    the  related  Prospectus Supplement.   With
                    respect  to Certificates with two  or  more
                    components,    references     herein     to
                    Certificate  Balance, notional  amount  and
                    Pass-Through  Rate refer to  the  principal
                    balance, if any, notional amount,  if  any,
                    and  the Pass-Through Rate, if any, for any
                    such component.


 (a) Interest       Interest  on  each  class  of  Certificates
                    (other      than     Stripped     Principal
                    Certificates   and   certain   classes   of
                    Stripped  Interest  Certificates)  of  each
                    Series   will  accrue  at  the   applicable
                    Pass-Through   Rate  on   the   outstanding
                    Certificate  Balance thereof  and  will  be
                    distributed   to   Certificateholders    as
                    provided    in   the   related   Prospectus
                    Supplement (each of the specified dates  on
                    which  distributions  are  to  be  made,  a
                    "Distribution  Date").  Distributions  with
                    respect  to  interest on Stripped  Interest
                    Certificates   may   be   made   on    each
                    Distribution  Date  on  the  basis   of   a
                    notional   amount  as  described   in   the
                    related  Prospectus  Supplement.   Stripped
                    Principal Certificates with no stated Pass-
                    Through Rate will not accrue interest.  See
                    "YIELD CONSIDERATIONS" and "DESCRIPTION  OF
                    THE   CERTIFICATES   --  Distributions   of
                    Interest on the Certificates" herein.

 (b) Principal      The  Certificates of each Series will  have
                    an   aggregate   Certificate   Balance   no
                    greater   than  the  outstanding  principal
                    balance of the Qualified Assets as  of  the
                    close  of  business on  the  first  day  of
                    formation  of the related Trust  Fund  (the
                    "Cut-off   Date"),  after  application   of
                    scheduled  payments due on or  before  such
                    date,   whether   or  not   received.   The
                    Certificate   Balance  of   a   Certificate
                    outstanding  from time to  time  represents
                    the  maximum amount that the holder thereof
                    is  then entitled to receive in respect  of
                    principal  from  future cash  flow  on  the
                    assets   in   the   related   Trust   Fund.
                    Distributions of principal will be made  on
                    each  Distribution Date  to  the  Class  or
                    Classes  of  Certificates entitled  thereto
                    until  the  Certificate  Balances  of  such
                    Certificates  have been  reduced  to  zero.
                    Distributions of principal of any Class  of
                    Certificates  will be made on  a  pro  rata
                    basis  among  all  of the  Certificates  of
                    such  Class  or  by  random  selection,  as
                    described   in   the   related   Prospectus
                    Supplement.        Stripped        Interest
                    Certificates  with  no Certificate  Balance
                    will  not receive distributions in  respect
                    of   principal.  See  "DESCRIPTION  OF  THE
                    CERTIFICATES -- Distributions of  Principal
                    of the Certificates" herein.

Qualified Loan      The Qualified Loans in a Trust Fund may  be
Groups              divided,  to  the extent set forth  in  the
                    related Prospectus Supplement, into two  or
                    more  Qualified  Loan Groups  comprised  of
                    Qualified  Loans  having,  in  some  cases,
                    similar  Due  Dates for scheduled  payments
                    and/or  in  other  cases generally  similar
                    Mortgage  Interest  Rates  or  methods   of
                    calculating such rates and scheduled  final
                    maturities.     The   related    Prospectus
                    Supplement   will   specify    whether    a
                    Qualified  Loan Group will, for Farmer  Mac
                    designation    and   reporting    purposes,
                    constitute  a  Pool and  will  specify  the
                    numerical   designation   for   each   Pool
                    comprising the related Series.

                    Payments of interest and principal  on  the
                    Qualified Loans in a Qualified Loan  Group,
                    will   be   applied   first   to   required
                    distributions  on  the  related  Class   or
                    Classes   of   Certificates.   Thus,   each
                    Qualified  Loan  Group  and  each   related
                    Class  or Classes of Certificates  will  be
                    separate  and  distinct  from  every  other
                    Qualified Loan Group and its related  Class
                    or  Classes  of Certificates,  except  with
                    respect   to  Certificates  evidencing   an
                    ownership   interest   only   in   interest
                    payments   or   residual   payments    from
                    Qualified  Loans in two or  more  Qualified
                    Loan  Groups.  Information with respect  to
                    any  Qualified Loan Group will be set forth
                    in  the related Prospectus Supplement.   If
                    the  Qualified Loans included  in  a  Trust
                    Fund   are  divided  into  Qualified   Loan
                    Groups,  references herein to the Qualified
                    Loans  in  such Trust Fund will  refer,  to
                    the  extent  required by  the  context,  to
                    such Qualified Loan Groups.

Advances            Each Central Servicer will be obligated  as
                    part  of its sub-servicing responsibilities
                    to  make  certain advances with respect  to
                    delinquent   scheduled  payments   on   the
                    Qualified  Loans in such Trust Fund  deemed
                    to  be  recoverable ("Advances").   Neither
                    the  Depositor  nor any of  its  affiliates
                    will  have any responsibility to make  such
                    Advances,  although the failure to  advance
                    may  trigger Farmer Mac's obligations under
                    the  Farmer  Mac Guarantee.   Advances  are
                    reimbursable   generally  from   subsequent
                    recoveries  in  respect of  such  Qualified
                    Loans   and   otherwise   to   the   extent
                    described   herein  and  in   the   related
                    Prospectus   Supplement.   The   Prospectus
                    Supplement  for any Series of  Certificates
                    evidencing  an  interest in  a  Trust  Fund
                    that   includes  QMBS  will  describe   any
                    corresponding advancing obligation  of  any
                    person  in  connection with such QMBS.  See
                    "DESCRIPTION   OF   THE   CERTIFICATES   --
                    Advances   in   Respect  of  Delinquencies"
                    herein.

Termination         If  so  specified in the related Prospectus
                    Supplement,  a  Series of Certificates  may
                    be  subject  to optional early  termination
                    through  the  repurchase of  the  Qualified
                    Assets  in  the related Trust Fund  by  the
                    party   specified   therein,   under    the
                    circumstances and in the manner  set  forth
                    therein.  If  so  provided in  the  related
                    Prospectus  Supplement, upon the  reduction
                    of  the  Certificate Balance of a specified
                    Class  or  Classes  of  Certificates  by  a
                    specified  percentage or amount or  on  and
                    after  a  date specified in such Prospectus
                    Supplement,  the  party  specified  therein
                    will  solicit bids for the purchase of  all
                    of  the Qualified Assets of the Trust Fund,
                    or   of   a  sufficient  portion  of   such
                    Qualified  Assets to retire such  Class  or
                    Classes, or purchase such Qualified  Assets
                    at   a  price  set  forth  in  the  related
                    Prospectus Supplement.  In addition, if  so
                    provided    in   the   related   Prospectus
                    Supplement,     certain     Classes      of
                    Certificates  may be purchased  subject  to
                    similar  conditions.  See  "DESCRIPTION  OF
                    THE CERTIFICATES -- Termination" herein.

Tax Status of the
   Certificates     The   Certificates  of  each  Series   will
                    constitute  either (i) "regular  interests"
                    ("REMIC    Regular    Certificates")     or
                    "residual   interests"   ("REMIC   Residual
                    Certificates") in a Trust Fund  treated  as
                    a  real  estate mortgage investment conduit
                    ("REMIC") under Sections 860A through  860G
                    of  the  Internal Revenue Code of 1986,  as
                    amended  (the  "Code"), or  (ii)  interests
                    ("Grantor Trust Certificates") in  a  Trust
                    Fund treated as a grantor trust within  the
                    meaning   under  subpart  E,  Part   I   of
                    subchapter J of the Code.

 (a) REMIC          REMIC  Regular Certificates generally  will
                    be  treated  as  debt  obligations  of  the
                    applicable  REMIC  for federal  income  tax
                    purposes.      Certain    REMIC     Regular
                    Certificates  may be issued  with  original
                    issue  discount  for  federal  income   tax
                    purposes.  See "CERTAIN FEDERAL INCOME  TAX
                    CONSEQUENCES"  in  the  related  Prospectus
                    Supplement.

                    The  Certificates will be  treated  as  (i)
                    "qualifying  real  property  loans"  within
                    the  meaning  of section 593(d)(1)  of  the
                    Code,  (ii)  assets  described  in  section
                    7701(a)(19)(C) of the Code and (iii)  "real
                    estate   assets"  within  the  meaning   of
                    section  856(c)(5)(A) of the Code, in  each
                    case to the extent described herein and  in
                    the  related  Prospectus  Supplement.   See
                    "CERTAIN  FEDERAL INCOME TAX  CONSEQUENCES"
                    herein   and  in  the  related   Prospectus
                    Supplement.

 (b) Grantor Trust  If  no  election is made to treat the Trust
                    Fund  relating to a Series of  Certificates
                    as   a  REMIC,  the  Trust  Fund  will   be
                    classified  as a grantor trust and  not  as
                    an  association  taxable as  a  corporation
                    for   federal  income  tax  purposes,   and
                    therefore holders of Certificates  will  be
                    treated  as  the  owners of  undivided  pro
                    rata interest in the related Trust Assets.

                    Investors are advised to consult their tax advisors and to review "CERTAIN FEDERAL
                    INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement.

ERISA               The  acquisition of a Certificate by a plan
                    subject  to the Employee Retirement  Income
                    Security   Act   of   1974,   as    amended
                    ("ERISA"),  or  any  individual  retirement
                    account  ("IRA") or any other plan  subject
                    to   Code  Section  4975  could,  in   some
                    instances,    result   in   a    prohibited
                    transaction  or  other  violations  of  the
                    fiduciary   responsibility  provisions   of
                    ERISA   and  Code  Section  4975.   Certain
                    exemptions  from the prohibited transaction
                    rules  could, however, be applicable.   See
                    "ERISA  CONSIDERATIONS" herein and  in  the
                    related Prospectus Supplement.

Legal Investment    The     Certificates    will     constitute
                    securities  guaranteed by  Farmer  Mac  for
                    purposes of the Farmer Mac Charter and,  as
                    such,    will,   by   statute,   be   legal
                    investments    for   certain    types    of
                    institutional investors to the extent  that
                    those  investors are authorized  under  any
                    applicable  law  to  purchase,   hold,   or
                    invest   in   obligations  issued   by   or
                    guaranteed as to principal and interest  by
                    the   United  States  or  any   agency   or
                    instrumentality  of  the   United   States.
                    Investors  whose  investment  authority  is
                    subject   to   legal  restrictions   should
                    consult   their  own  legal   advisors   to
                    determine   whether  and  to  what   extent
                    specific   Classes   of  the   Certificates
                    (particularly Classes of Stripped  Interest
                    or    Stripped    Principal   Certificates)
                    constitute legal investments for them.  See
                    "LEGAL   INVESTMENT"  herein  and  in   the
                    related Prospectus Supplement.

                      RISK FACTORS

      Investors should consider, in connection with the purchase of Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

RECENT DEVELOPMENTS AFFECTING FARMER MAC

     The Farm Credit System Reform Act of 1996 (the "1996 Amendment") modified the Farmer Mac Charter (as defined herein) by, among other things, requiring Farmer Mac to increase its capital to at least $25 million by February 1998 (or sooner if business volume increases substantially). The failure to raise capital to the required level in accordance with the 1996 Amendment would result in the suspension of Farmer Mac's ability to purchase new Qualified Loans or issue or guarantee new securities and could adversely affect the liquidity of any outstanding Certificates of any Class or Series. As of March 31, 1996, Farmer Mac's capital as reported on its unaudited financial statements for the three month period ended March 31, 1996 included as an exhibit to its Quarterly Report on Form 10-Q was $11.373 million. Since that date, Farmer Mac issued additional stock, which generated $2.56 million in capital. See Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the three month period ended March 31, 1996, each filed with the Commission pursuant to the Exchange Act and incorporated by reference in this Prospectus. "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" herein.

LIMITED LIQUIDITY

      There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original Certificate Balance or from their purchase price. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES -- Termination" herein.

FARMER MAC GUARANTEE

     Farmer Mac's obligations under each Farmer Mac Guarantee are obligations solely of Farmer Mac and are not backed by the full faith and credit of the United States. Farmer Mac intends that the primary sources of funding for the payment of claims, if any, under any Farmer Mac Guarantees will be
(i) the fees Farmer Mac charges for providing its guarantee and (ii) Farmer Mac's general assets which are insignificant in relation to its potential exposure to any meaningful level of Farmer Mac Guarantees. A portion of the guarantee fees received is required to be set aside by Farmer Mac in a segregated account as a reserve against losses from its guarantee activities. Farmer Mac expects that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will substantially exceed any amounts on deposit in such reserve account. This reserve account must be exhausted before Farmer Mac issues obligations to the Secretary of the Treasury against the $1,500,000,000 Farmer Mac is authorized to borrow from the Secretary of the Treasury pursuant to the Farmer Mac Charter. The Secretary of the Treasury is required under the Farmer Mac Charter to purchase obligations issued by Farmer Mac not later than ten business days after receipt by the Secretary of the Treasury of a certification by Farmer Mac in the form prescribed by the Farmer Mac Charter. The Trust Agreement will contain various timing mechanisms designed to assure that Farmer Mac will have sufficient advance notice of any obligation under a Farmer Mac Guarantee in order, to the extent required, to make timely demand upon the Secretary of the Treasury. If for any reason beyond the control of any Holder, such Holder fails to receive on any Distribution Date such Holder's portion of any payment required pursuant to the Farmer Mac Guarantee, such Holder may, through the related Trustee, enforce such obligation against Farmer Mac to the extent of such Holder's portion. Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities will greatly exceed its resources, including its limited ability to borrow from the United States Treasury referred to above. See "FEDERAL AGRICULTURAL MORTGAGE CORPORATION" herein.

      Farmer Mac will not guarantee the collection from any borrower of any yield maintenance charge ("Yield Maintenance Charge") or any other premium (collectively, "Prepayment Premiums") payable in connection with a principal prepayment on a Qualified Loan, and in the event the related Trust Agreement entitles the related Holders to receive distributions of such Yield Maintenance Charges or Prepayment Premiums, such Holder will receive such amounts only to the extent actually collected.


YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

      Agricultural lending is generally viewed as exposing lenders to a greater risk of loss than single-family residential lending. Agricultural lending typically involves larger loans to single borrowers than does lending on single-family residences. Repayment of agricultural loans is typically dependent upon the success of the related farming operation, which is, in turn, dependent upon many variables and factors over which farmers may have little or no control, such as weather conditions, economic conditions (both domestically and internationally) and even political conditions. If the cash flow from a farming operation is diminished (for example, adverse weather conditions destroy a crop or prevent the planting or harvesting of a crop), the borrower's ability to repay the loan may be impaired. Agricultural lending is perhaps more affected by circumstances beyond the control of the borrower than any other area of real estate lending. Under the Farmer Mac Guarantee, Holders will continue to receive required interest and principal distributions on each Distribution Date regardless of whether sufficient funds have been collected from borrowers. In addition, principal prepayments resulting from liquidations of Qualified Loans due to defaults or other calamities affecting Qualified Loans, or repurchases of Qualified Loans due to breaches of representations and warranties may significantly affect the yield to investors.

      The rates of prepayment and default on the Qualified Loans in a particular Trust Fund will affect the anticipated maturities and yields to maturity of the related Certificates. Little or no historical data is available to provide assistance in estimating the rate of prepayments and defaults on loans secured by Agricultural Real Estate.

      The yield to investors in each Class of a Series of Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) of the underlying Qualified Assets, which, in the case of each Trust Fund, will be prepayable to the extent described in the related Prospectus Supplement. In addition, the yield to maturity on a Class of Certificates may vary depending on the extent to which such Class is purchased at a discount or premium. Holders of Certificates should consider, in the case of any Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

     The yield to maturity on each Class of Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) of the underlying Qualifying Loans, which may fluctuate significantly from time to time. Investors should fully consider the associated risks, including the risk that an extremely rapid rate of principal payments on the Qualified Loans could result in the failure of investors in any Class of Stripped Interest Certificates to recoup their initial investments. See "YIELD CONSIDERATIONS -- Payments of Principal; Prepayments" herein.

      Most loans secured by Agricultural Real Estate contain lock-out periods in which prepayments are completely prohibited or set forth maximum amounts that may be prepaid in any year, contain restrictions on the source of prepayments, or impose prepayment penalties or charges and/or other restrictions on prepayments including Yield Maintenance Charges. Because Farmer Mac does not guarantee the collection of any Yield Maintenance Charges or Prepayment Premiums on the underlying Qualified Loans, the expected yield to investors in the Certificates may be sensitive in varying degrees to the extent such amounts are not collected. In addition, the required payment of Prepayment Premiums or Yield Maintenance Charges may not be a sufficient disincentive to prevent the voluntary prepayment of the Qualified Loans, and even if collected, allocation thereof to any Class may be insufficient to offset fully the adverse effects on the anticipated yield thereon arising out of the corresponding principal payment. Each Prospectus Supplement will describe the extent to which any restrictions on prepayments are applicable to the underlying Qualified Loans and the standard or standards, if any, applicable to the enforcement by the related Central Servicer of any such restrictions.

Each Prospectus Supplement will also set forth the extent to which the underlying Qualified Loans include "due on sale" clauses which permit the mortgagee to demand payment of the entire Qualified Loan in connection with the sale or certain transfers of the related mortgaged property. Standards applicable to the enforcement or waiver by the related Central Servicer of any such "due on sale" clauses will also be described in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more Classes of the Certificates will be issued and maintained and may be transferred only on the book-entry system of the Federal Reserve Banks and/or will be initially represented by one or more certificates registered in the name of the nominee for the central depository identified therein, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the Trust Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through the Federal Reserve Banks and their participating financial institutions or through such central depository and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration and Definitive Certificates" herein.


               DESCRIPTION OF THE TRUST FUNDS

ASSETS

      The primary assets of each Trust Fund are set forth above under "Summary , The Trust Assets". The Certificates of any Series will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains Qualified Assets.

QUALIFIED LOANS

General

     The general characteristics of and eligibility standards for Qualified Loans are set forth above under "Summary , The Trust Assets - (a) Qualified Assets." In addition to these general statutory standards, Farmer Mac has established supplemental standards described below in an effort to reduce the risk of loss from defaults by borrowers and to provide guidance to a participant in its guarantee program concerning management, administration and conduct of appraisals.

      Farmer Mac's Underwriting and Appraisal Standards (the "Underwriting Standards" and the "Appraisal Standards") are based on industry norms for mortgage loans qualified to be sold in the secondary market, and are designed to assess the creditworthiness of the borrower as well as the value of the Mortgaged Properties relative to the amount of the Qualified Loan. Farmer Mac generally relies on representations and warranties made by the Seller to ensure that the Qualified Loans contained in the Trust Fund conform to such Underwriting Standards and other requirements of the Guides.

      The Underwriting Standards require, among other things, that the loan-to-value ratio for any Qualified Loan cannot exceed 70%. In the case of newly originated Qualified Loans secured by Agricultural Real Estate, borrowers must also meet certain credit ratios, including: (i) a pro forma (after closing the new loan) debt-to-asset ratio of 50% or less;
(ii) a pro forma cash flow debt service coverage ratio of not less than 1:1 on the subject property; (iii) a total debt service coverage ratio, computed on a pro forma basis, of not less than 1.25:1, including farm and on-farm income; and (iv) a ratio of current assets to current liabilities, computed on a pro forma basis, of not less than 1:1.

       In the case of existing loans, sustained loan performance is considered by Farmer Mac to be a reliable alternative indicator of a borrower's ability to pay the loan according to its terms. An existing loan generally will be eligible for inclusion if it is at least three years old, has a loan-to-value ratio (based on an updated appraisal) of 70% or less if the loan is at least five years old (60% if the loan is less than five years old), and there have been no payments more than 60 days past due during the three years prior to pooling and no material restructurings or modifications for credit reasons during the five years prior to pooling.

     The Mortgaged Property securing a Qualified Loan must be covered by a hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the Mortgaged Property securing the related Qualified Loan from time to time or the principal balance outstanding on the related Qualified Loan, whichever is less. Each such hazard insurance policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. To the extent the Mortgaged Property is located in an area designated as a flood plain by the Federal government, a flood insurance policy must be maintained for such Mortgaged Property.

      The Underwriting Standards provide that Farmer Mac may purchase or guarantee securities backed by loans that do not conform to one or more of the Underwriting Standards when:
(a) those loans exceed one or more of the Underwriting Standards to which they do conform to a degree that compensates for noncompliance with one or more other Underwriting Standards and (b) those loans are made to producers of particular agricultural commodities in a segment of agriculture in which such non-conformance and compensating strengths are typical of the financial condition of sound borrowers. The acceptance by Farmer Mac of loans that do not conform to one or more of the Underwriting Standards is not intended to provide a basis for waiving or lessening in any way the requirement that loans be of high quality in order to be included in Trust Fund. The entity that requests the acceptance by Farmer Mac of such loans bears the burden of convincing Farmer Mac that the loans meet both tests as set forth in clauses (a) and (b) above, and that the inclusion of such loans in a Trust Fund, will strengthen, not weaken, the overall performance of the Trust Fund. For those reasons, Farmer Mac does not believe that the inclusion of such loans in a particular Trust Fund creates any additional risk to prospective investors.

      The Appraisal Standards for newly originated loans require, among other things, that the appraisal function be performed independently of the credit decision making process. The Appraisal Standards require the appraisal function to be conducted or administered by an individual meeting certain qualification criteria who (a) is not associated, except by the engagement for the appraisal, with the credit underwriters who make the loan decision, though both the appraiser and the credit underwriter may be directly or indirectly employed by a common employer, (b) receives no financial or professional benefit of any kind relative to the report content, valuation or credit decision made or based on the appraisal product; and (c) has no present or contemplated future direct or indirect interest in the appraised property. The Appraisal Standards also require uniform reporting of reliable and accurate estimates of the market value, market rent and net property income characteristics of the mortgaged property and the market forces relative thereto.

Qualified Loan Information in Prospectus Supplements

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement, with respect to the Qualified Loans, generally including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Qualified Loans as of the applicable Cut-off Date, (ii) the percentage (by principal balance) of Qualified Loans secured by Mortgaged Properties upon which specified commodity groups are produced (i.e. (a) food grains, (b) feed crops, (c) cotton/tobacco,
(d)  oilseeds,  (e) potatoes, tomatoes and other  vegetables,
(f) permanent plantings, (g) sugarbeets, cane and other crops, (h) timber, (i) dairy, (j) cattle and calves and (k) sheep, lamb and other livestock), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Qualified Loans, (iv) the earliest and latest origination date and maturity date of the Qualified Loans,
(v) the weighted average (by principal balance) of the current loan-to-value ratios of the Qualified Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the
Qualified   Loans,  (vii)  the  geographic  distribution   of
Qualified    Loans    secured   by   Mortgaged    Properties,
(viii)   information   with  respect  to   the   amortization
provisions and provisions relating to prepayment, including any Prepayment Premiums, Yield Maintenance Charges or lock-outs, if any, of the Qualified Loans, (ix) with respect to Qualified Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency
of   such   monthly  payment  adjustments,  (x)   information
regarding the payment characteristics of the Qualified Loans, including without limitation, Balloon Payments. If specific information respecting the Qualified Loans is not known at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

QMBS

       Any QMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "QMBS Agreement"). A seller (the "QMBS Issuer") and/or servicer (the "QMBS Servicer") of the underlying Qualified Loans (or Underlying QMBS) will have entered into the QMBS Agreement with a trustee or a custodian under the QMBS Agreement (the "QMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Qualified Loans or QMBS evidenced by the QMBS.

       Distributions of any principal or interest, as applicable, will be made on QMBS on the dates specified in the related Prospectus Supplement. The QMBS may be issued in one or more Classes with characteristics similar to the Classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the QMBS by the QMBS Trustee or the QMBS Servicer. The QMBS Issuer or the QMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the QMBS for the breach of certain representations and warranties contained in the underlying trust agreement or pooling and servicing agreement or under other circumstances specified in the related Prospectus Supplement.

      The Prospectus Supplement for a Series of Certificates evidencing interests in Qualified Assets that include QMBS generally will specify, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the QMBS to be included in the related Trust Fund, (ii) the original and remaining term to stated maturity of the QMBS, if applicable, (iii) whether such QMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the QMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the QMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the QMBS Issuer, QMBS Servicer and QMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as guarantees, subordination, reserve funds, insurance policies or letters of credit or relating to the related underlying Qualified Loans, the underlying QMBS or directly to such QMBS, (viii) the terms on which the related underlying Qualified Loans or underlying QMBS for such QMBS or the QMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Qualified Loans or underlying QMBS may be substituted for those originally underlying the QMBS, (x) the servicing fees payable under the QMBS Agreement, (xi) the type of information in respect of the underlying Qualified Loans described under "-- Qualified Loans -- Qualified Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying QMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the QMBS and (xiii) whether the QMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participant's Trust Company.

GUARANTEED PORTIONS

      The participation in a loan guaranteed (each such participation in the related whole loan being referred to herein as a "Guaranteed Portion" and the related guarantee being referred to herein as a "Secretary's Guarantee") by the Secretary of Agriculture pursuant to the Consolidated Farm and Rural Development Act (7 U.S.C. 1921 et seq.) (the "ConAct") is statutorily included in the definition of loans eligible as "Qualified Loans" for Farmer Mac secondary market programs. Guaranteed Portions are exempt from all underwriting, appraisal and repayment standards otherwise applicable to Qualified Loans.

      The maximum loss covered by a Secretary's Guarantee can never exceed the lesser of (1) 90% of principal and interest indebtedness on the Guaranteed Loan, any loan subsidy due, and 90% of principal and interest indebtedness on secured authorized protective advances for protection and preservation of the related mortgaged property; and (2) 90% of the principal advanced to or assumed by the borrower under the Guaranteed Loan and any interest due (including a loan subsidy).

      The Secretary's Guarantee is a full faith and credit obligation of the United States. Any Guaranteed Portion is the portion of the loan that is fully guaranteed as to principal and interest due on such loan as described below. The Secretary's Guarantee is activated if a Lender fails to repurchase the Guaranteed Portion from the owner thereof (the "Owner") within thirty (30) days of written demand from the Owner when (a) the borrower under the Guaranteed Loan (the "Borrower") is in default not less than sixty (60) days in the payment of any principal or interest due on the Guaranteed Portion, or (b) the Lender has failed to remit to the Owner the payment made by the Borrower on the Guaranteed Portion or any related loan subsidy within thirty (30) days of the Lender's receipt thereof.

     If the Lender does not repurchase the Guaranteed Portion as provided above, the Secretary is required to purchase the unpaid principal balance of the Guaranteed Portion together with accrued interest (including any loan subsidy) to the date of purchase, less the servicing fee, within thirty (30) days of written demand from the Owner. While the Secretary's Guarantee will not cover the note interest on Guaranteed Portions accruing after ninety (90) days from the date of the original demand letter to the Lender requesting repurchase, procedures will be set forth in the related Trust Agreement to require tendering of Guaranteed Portions in a timely manner so as not to exceed the 90-day period.

     If in the opinion of the Lender (with the concurrence of the Secretary) or in the opinion of the Secretary, repurchase of the Guaranteed Portion is necessary to service adequately the related Guaranteed Loan, the Owner will sell the Guaranteed Portion to the Lender or the Secretary for an amount equal to the unpaid principal balance and accrued interest (including any loan subsidy) on such Guaranteed Portion less the Lender's servicing fee. Regulations prohibit the Lender from repurchasing Guaranteed Portions for arbitrage purposes.

      All Guaranteed Loans must be originated and serviced by eligible Lenders. Under regulations, all eligible Lenders must be subject to credit examination and supervision by either an agency of the United States or a state, must be in good standing with their licensing authorities and have met any licensing, loan making, loan servicing and other applicable requirements of the state in which the collateral for a Guaranteed Loan will be located.

     The Lender on each Guaranteed Loan is required to retain the unguaranteed portion of the Guaranteed Loan (the "Unguaranteed Portion"), to service the entire underlying Guaranteed Loan, including the Guaranteed Portion and to remain mortgagee and/or secured party of record. The Guaranteed Portion and the Unguaranteed Portion of the underlying Guaranteed Loan are to be secured by the same security with equal lien priority. The Guaranteed Portion cannot be paid later than or in any way be subordinated to the related Unguaranteed Portion.

      The Farmer Mac Guarantee of Certificates evidencing interests in a Trust Fund containing Guaranteed Portions will cover the timely payment of interest on and principal of such Certificates (regardless of whether payment has been made under the Secretary's Guarantee).

                      USE OF PROCEEDS

      The net proceeds to be received from the sale of a Series of Certificates by the Depositor will be applied by the Depositor to the purchase of Trust Assets from Sellers and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of
Qualified Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

      Rather than sell Certificates directly itself, the Depositor expects that Certificates comprising a substantial number of Series will be exchanged by the Depositor for Qualified Assets being sold or swapped to it by Sellers. In such instances, the net proceeds of the sale of Certificates will be paid directly to such Sellers who, presumably, will apply the same towards general business purposes.

                    YIELD CONSIDERATIONS

GENERAL

      The yield on any Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average lives of the Qualified Assets in the related Trust Fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "RISK FACTORS" herein and in the related Prospectus Supplement.

PASS-THROUGH RATE

      Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Qualified Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such
Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; and the effect, if any, of the prepayment of any Qualified Asset on the Pass-Through Rate of one or more classes of Certificates.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Qualified Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "_The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. The Interest Accrual Period for any Class of Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Certificates will be affected by the rate of principal payments on the Qualified Assets (including principal prepayments on Qualified Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). A number of social, economic, geographic, climatic, demographic, tax, legal and other factors may influence the rate at which principal prepayments and defaults occur on the Qualified Loans including, without limitation, the age of the Qualified Loans, the payment terms of the Qualified Loans, the availability of mortgage credit, enforceability of due-on-sale clauses, servicing decisions, the extent of the borrower's net equity in the related Mortgaged Property, the characteristics of the borrowers, mortgage market interest rates in relation to the effective interest rates on the Qualified Loans and other unforeseeable variables, both domestic and international, affecting particular commodity groups and the farming industry in general. Generally, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Qualified Loans comprising or underlying the Qualified Assets in a particular Trust Fund, such Qualified Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Qualified Loans. In this regard, it should be noted that certain Qualified Assets may consist of Qualified Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain QMBS may be a number of percentage points higher or lower than certain of the underlying Qualified Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Qualified Assets in the related Trust Fund and is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the Qualified Loans underlying or comprising such Qualified Assets, and by the extent to which the servicer of any such Qualified Loan is able to enforce such provisions. Qualified Loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Qualified Loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Qualified Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Qualified Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Qualified Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      A prepayment of principal, whether full or partial, is applied so as to reduce the outstanding principal balance of the related Qualified Loan as of the Due Date next succeeding the date on which such prepayment is received. As a result, a prepayment on a Qualified Loan will not reduce the amount of interest passed through to holders of Certificates for each Interest Accrual Period.

      The timing of changes in the rate of principal payments on the Qualified Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Qualified Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIVES

      The rates at which principal payments are received on the Qualified Assets included in or comprising a Trust Fund for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such Series. Prepayments on the Qualified Loans comprising or underlying the Qualified Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related Series.

      As described in the related Prospectus Supplement for a Series of Certificates, each Class of Certificates will have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is required to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Payment of the entire Certificate Balance of each such Class no later than such final Distribution Date will be covered by the related Farmer Mac Guarantee.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Qualified Loans comprising or underlying the Qualified Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

       In addition, the weighted average lives of the Certificates may be affected by the varying maturities of the Qualified Loans comprising or underlying the QMBS. If any Qualified Loans comprising or underlying the Qualified Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the Classes of Certificates of the related Series, one or more Classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Qualified Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Qualified Loans comprising or underlying such Qualified Assets. See "DESCRIPTION OF THE TRUST FUNDS" herein.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for
the  life  of  such loans.       Neither CPR  nor  any  other
prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Qualified Loans underlying or comprising the Qualified Assets. Moreover, CPR was developed based upon historical prepayment experience for single family residential mortgage loans. Thus, it is likely that prepayment of any Qualified Loans comprising or underlying the Qualified Assets for any Series will not conform to any particular level of CPR.

      The Depositor is not aware of any meaningful publicly available prepayment statistics for Qualified Loans secured by Agricultural Real Estate.

     The Prospectus Supplement with respect to each Series of Certificates may contain tables, if applicable, setting forth the projected weighted average life of each Class of Certificates of such Series and the percentage of the initial Certificate Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Qualified Loans comprising or underlying the related Qualified Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average lives of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average lives of the Certificates. It is unlikely that prepayment of any Qualified Loans comprising or underlying the Qualified Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

                       THE DEPOSITOR

       Farmer Mac Mortgage Securities Corporation, the Depositor, is a wholly-owned subsidiary of Farmer Mac and was incorporated in the State of Delaware in May 1992. The principal executive offices of the Depositor are located at 919 18th Street, N.W., Washington, D.C. 20006.




          FEDERAL AGRICULTURAL MORTGAGE CORPORATION

      The Federal Agricultural Mortgage Corporation ("Farmer Mac") is a federally chartered instrumentality of the United States established by Title VIII of the Farm Credit Act of 1971, as amended (12 U.S.C. Section 2279aa et seq.) (the "Farmer Mac Charter"). Farmer Mac was established primarily to attract new capital for the financing of agricultural real estate and rural housing loans and to provide liquidity to agricultural real estate and rural housing lenders. Farmer Mac is intended to aid the development of a secondary market for agricultural real estate and rural housing loans made by participating originators (each, an "Originator"), secured by first liens on agricultural real estate, including rural housing, by guaranteeing the timely payment of interest and principal on obligations backed by such loans and securities representing interests in such loans or in the portion of loans guaranteed by the Secretary of Agriculture.

      Section 503 of the Food, Agriculture, Conservation, and Trade Act Amendments of 1991 (the "1991 Act") provided for the creation of an Office of Secondary Market Oversight within the Farm Credit Administration ("FCA") that is managed by a full-time director selected by and reporting to the FCA Board. Through this office, the FCA has general regulatory and enforcement authority over Farmer Mac, including the authority to promulgate rules and regulations governing the activities of Farmer Mac and to apply its general enforcement powers to Farmer Mac and its activities. The 1991 Act also established certain minimum and critical capital levels for Farmer Mac.

      The 1996 Amendment signed into law by the President of the United States on February 10, 1996, modified the Farmer
Mac Charter as  it   theretofore   existed  in  several major
respects,  by, among other  things (i) authorizing Farmer Mac
to  purchase Qualified Loans and to  include   such purchased
Qualified Loans in Trust  Funds  serving  as  the  basis  for
securities guaranteed  by   Farmer  Mac, (ii)  extending from
December 1996 to December 1999  the  statutory  deadline  for
the  full   imposition    of   certain   regulatory   capital
requirements applicable to Farmer Mac, and (iii) eliminating statutory requirements for credit support features aggregating not less than ten percent of the initial principal balances
of Qualified  Loans  in  a  Trust Fund. The  1996   Amendment
also made various statutory changes intended to further streamline program operations and clarify certain ambiguous statutory provisions.

      The 1996 Amendment also imposed certain additional capital requirements upon Farmer Mac and timing limitations therefor, including a requirement that Farmer Mac increase its core capital to at least $25 million. The 1996 amendment limits Farmer Mac's authority to conduct new business if the $25 million capital level is not reached within two years after the enactment of the 1996 Amendment.

      The Farmer Mac Charter authorizes Farmer Mac to borrow up to $1,500,000,000 from the Secretary of the Treasury, subject to certain conditions, to enable Farmer Mac to fulfill its guarantee obligations. The debt created by such borrowing will bear interest at a rate determined by the
Secretary  of  the  Treasury taking  into  consideration  the average rate on outstanding marketable obligations of the United States as of the last day of the calendar month ending before the date of the purchase of such obligations. The debt must be repaid within a reasonable time.

      Public offerings of Farmer Mac Guaranteed Securities must be registered with the Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"). Farmer Mac is also subject to the periodic reporting requirements of the Exchange Act and, accordingly, files reports with the Commission pursuant thereto. Pursuant to existing FCA regulations, Farmer Mac is required to file quarterly and annual reports of condition with the FCA, as well as copies of all documents filed with the Commission under the 1933 and Exchange Acts.

      The Farmer Mac Charter requires the Comptroller General to perform a financial audit of Farmer Mac on whatever basis the Comptroller General determines to be necessary.

     Although Farmer Mac is an institution of the Farm Credit System, it is not liable for any debt or obligation of any other institution of the Farm Credit System (a "System Institution"). Neither the Farm Credit System nor any other individual System Institution is liable for any debt or obligation of Farmer Mac.

      Farmer Mac maintains its principal executive offices at 919 18th Street, N.W., Washington, D.C. 20006. Its telephone number is (202) 872-7700.


              DESCRIPTION OF THE CERTIFICATES


GENERAL

      The Certificates of each Series (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more Classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series (collectively, "Accrual Certificates"); (v) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; and/or (vii) be entitled to distributions of any Prepayment Premiums and Yield Maintenance Charges (each term as defined herein), to the extent collected, in each case as described in the related Prospectus Supplement.

     Each Class of Certificates of a Series will be issued in minimum denominations corresponding to the Certificate
Balances  or,  in  case  of Stripped  Interest  Certificates, notional  amounts  or percentage interests specified  in  the related Prospectus Supplement. The transfer of any Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry
Certificates"), as provided in the related Prospectus Supplement. See "RISK FACTORS -- Book-Entry Registration" and "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration and Definitive Certificates" herein. Definitive Certificates will be exchangeable for other Certificates of the same Class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

      Distributions on the Certificates of each Series will be made by or on behalf of Farmer Mac on each Distribution Date
as   specified   in   the   related  Prospectus   Supplement.
Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class or by random selection, as described in the related Prospectus Supplement or otherwise established by Farmer Mac. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of Definitive
Certificates   will  be  made  only  upon  presentation   and
surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

      All distributions on the Certificates of each Series on each Distribution Date will be made from the amount on deposit in the related Certificate Account on such Distribution Date as supplemented, to the extent necessary, by any amount paid by Farmer Mac under its guarantee. As described below, the entire amount on deposit will be distributed among the related Certificates or otherwise released from the Trust Fund on each Distribution Date, and accordingly will not be available for any future distributions.

DISTRIBUTIONS OF INTETEST ON THE CERTIFICATES

      Each Class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through
Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such Class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each Class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

     Distributions of interest in respect of the Certificates of any Class will be made on each Distribution Date (other than any Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any Class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such Class and such Distribution Date. Prior to the time interest is distributable on any
Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each Class of Certificates and each Distribution Date (other than certain Classes of
Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest
Certificates will be described in the related Prospectus Supplement. Reference to a notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      The  Certificates  of each Series, other  than  certain
classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Qualified Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. The initial aggregate Certificate Balance of all Classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Qualified Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such Class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS AND
YIELD MAINTENANCE CHARGES

      If so provided in the related Prospectus Supplement, Prepayment Premiums or Yield Maintenance Charges that are collected on the Qualified Assets in the related Trust Fund may be distributed on each Distribution Date to the Class or Classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any Series of Certificates evidencing an interest in a Trust Fund, the Central Servicer or another entity described therein will be required as part of its sub-servicing responsibilities to advance on or before each Certificate Account Deposit Date (generally a date ten days prior to the related Distribution Date) its own funds in an amount equal to the aggregate of payments of principal and interest (net of the related Central Servicer fee) that were due on the Qualified Loans in such Trust Fund and were delinquent on such Certificate Account Deposit Date, subject to such Central Servicer's (or another entity's) good faith determination that such advances (each, an "Advance") will be reimbursable from recoveries on the Qualified Loans respecting which such Advances were made (as to any Qualified Loan, "Related Proceeds").

      Because Farmer Mac guarantees timely distributions of interest and principal on the Certificates to Holders, the failure of the Central Servicer to make any required Advance will not affect distributions of interest and principal to such Holders.

     The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes QMBS will describe any corresponding advancing obligation of any person in connection with such QMBS.

REPORTS TO CERTIFICATEHOLDERS; PUBLICATION OF CERTIFICATE
PRINCIPAL FACTORS

      With each distribution to holders of any Class of Certificates of a Series, the Master Servicer will forward or cause to be forwarded to each such holder, to the Trustee, the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Certificates of such Class allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related Prospectus Supplement, any Prepayment Premiums or Yield Maintenance Charges included therein;

      (ii) the amount of such distribution to holders of Certificates of such Class allocable to Accrued Certificate
Interest;

      (iii) the Certificate Principal Factor for each Class of Certificates (i.e., the percentage carried to eight places which, when multiplied by the denomination of a Certificate of such Class, will produce the Certificate Balance of such Certificate or, in the case of an Interest Only Certificate, the Notional Balance of such Certificate immediately following such Distribution Date);

      (iv) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement; and

     (v)  any other information required to be distributed to
such   parties   as  specified  in  the  related   Prospectus
Supplement or Agreement.

      As soon as practicable following the fifth Business Day of each month during which a Distribution Date for a Series of Certificates occurs, Farmer Mac will calculate the Certificate Distribution Amount for such Distribution Date and will publish or otherwise make available for each Class of Certificates comprising such Series the Certificate Principal Factor therefor described in clause (iii) above.

      In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreements, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any QMBS. The Prospectus Supplement for each Series of Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as are from time to time in force.

      Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer to the Federal Reserve Bank of New York or the nominee for the private depository, as applicable. Such statements or reports may be available to Beneficial Owners upon request. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the
Beneficial Owner of a Certificate. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration and Definitive Certificates" herein. Communication among beneficial owners may be conducted through the facilities of the related depository or financial intermediary.

TERMINATION

      The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts required to be paid to them pursuant to such Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Qualified Asset subject thereto, (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement and
(iii) distribution by Farmer Mac pursuant to the Farmer Mac Guarantee on the Final Distribution Date of the latest maturing Class of such Series an amount sufficient to reduce the Certificate Balance thereof to zero. In no event, however, will any trust created by the Trust Agreement continue beyond a date which is 21 years subsequent to the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James', living on the Cut-off Date for the
related  Series.   Written  notice  of  termination  of   the
Agreements will be given to each Certificateholder and the final distribution will be made only upon, in the case of any Definitive Certificate, presentation and surrender of such Definitive Certificate at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified Class or Classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes or purchase such Class or Classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more Classes of the Certificates of any Series will be issued as Book-Entry Certificates, and each such Class will either (i) be issued and maintained only on the book-entry system of the Federal Reserve Banks (the "Fed System") or
(ii) be represented by one or more single Certificates registered in the name of a nominee for the depository identified in the Prospectus Supplement (the "Depository").

THE FED SYSTEM

      Book-entry Certificates issued and maintained under the Fed System may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Such entities whose names appear on the book-entry records of the Federal Reserve Banks as the entities for whose accounts the Certificates have been deposited are herein referred to as "Holders" or "Certificateholders". A Holder is not necessarily the Beneficial Owner of a book-entry Certificate. Beneficial Owners will ordinarily hold book-entry
Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder that is not the Beneficial Owner of a Certificate, and each other financial intermediary in the chain to the Beneficial Owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the Beneficial Owner of a book-entry Certificate with respect to the applicable Trust Fund and the Federal Reserve Banks may be exercised only through the Holder of such Certificate. The Trustee and the Federal Reserve Banks will have no direct obligations to a Beneficial Owner of a book-entry Certificate that is not also the Holder of the Certificate. The Federal Reserve Banks will act only upon the instructions of the Holder in recording transfers of a book-entry Certificate.

      A Fiscal Agency Agreement between Farmer Mac and the Federal Reserve Bank of New York makes generally applicable to the book-entry Certificates (i) regulations governing Farmer Mac's use of the book-entry system and (ii) such procedures, insofar as applicable, as may from time to time be established by regulations of the United States Department of the Treasury governing United States securities, as now set forth in Treasury Department Circular Number 300, 31 C.F.R. Part 306 (other than Subpart O). The book-entry
Certificates are also governed by applicable operating circulars and letters of the Federal Reserve Bank.

A DEPOSITORY SYSTEM

      Any Depository will be a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. The Depository will have been created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to a Depository system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Generally,  investors  that  are  not  Participants  or
Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through the Depository and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to the nominee, as nominee for the Depository, on each such date, the Depository will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. So long as a Certificate is in book-entry form, the only "Certificateholder" (as such term is used in the Agreement) will be the nominee for the Depository, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through the Depository.

     Under the rules, regulations and procedures creating and affecting the Depository and its operations, the Depository is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

      Because  the  Depository can  act  only  on  behalf  of
Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      The Depository has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with the Depository interests in the Book-Entry Certificates are credited. Under the Depository's procedures, the Depository will take actions permitted to be taken by Holders of any class of Book-Entry Certificates only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. The Depository may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. Neither of the Master Servicer, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to the Depository or its nominee only if (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as depository with respect to the
Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through the Depository.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Certificates for the Beneficial Owners. Upon surrender by the Depository of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the
Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

               DESCRIPTION OF THE AGREEMENTS

      The Certificates of each Series evidencing interests in a Trust Fund will be issued pursuant to a Trust Agreement among the Depositor, Farmer Mac and the Trustee. If Qualified Loans are included in a Trust Fund, Farmer Mac will be responsible for the servicing of such Qualified Loans through one or more Central Servicers acting pursuant to Servicing Contracts between the Central Servicer and Farmer Mac. In addition, each Seller of Qualified Assets to the Depositor for the purpose of depositing such Qualified Assets into the Trust Fund will transfer and assign such Qualified Assets to the Depositor pursuant to a separate Sale Agreement between the Depositor, Farmer Mac and such Seller. Each such Sale Agreement will include certain representations and warranties of the Seller respecting the related Qualified Assets which representations and warranties and the remedies for their breach will be assigned to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement for the related Series of Certificates. The Trust Agreement, any Servicing Contract and each Sale Agreement relating to a particular Series of Certificate are herein collectively referred to as the "Agreements". The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of a Trust Agreement, a Servicing Contract and a Sale Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Qualified Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information (i) in respect of each Qualified Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity and the original and outstanding principal balance, and (ii) in respect of each QMBS included in the related Trust Fund, including without limitation, the QMBS Issuer, QMBS Servicer and QMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Qualified Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will (unless the Qualified Loan is evidenced by a participation certificate) include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

      The Trustee (or a custodian) will review such Qualified Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify Farmer Mac and the Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Qualified Loan from the Trustee at the Purchase Price or substitute for such Qualified Loan.

      With respect to each QMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such QMBS together with bond power or other instruments, certifications or documents required to transfer fully such QMBS to the Trustee for the benefit of the Certificateholders. With respect to each QMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such QMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. The related Agreement will require that either the Depositor or the Trustee promptly cause any QMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      There will be assigned to the Trustee pursuant to each Trust Agreement the representations and warranties of the Seller in the related Sale Agreement, as of a specified date covering, by way of example, the following types of matters:
(i) the accuracy of the information set forth for each Qualified Loan on the schedule of Qualified Assets appearing as an exhibit to such Trust Agreement; (ii) the existence of title insurance insuring the lien priority of the Qualified Loan; (iii) the authority of the Seller to sell the Qualified Loan; (iv) the payment status of the Qualified Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the status of such Qualified Loan as a "Qualified Loan" under the Act and its conformity in all material respects with the Guides and
(vi) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage.

       Unless   otherwise  specified  in  the  related   Sale
Agreement, in the event of a material breach of any such representation or warranty, the related Seller will be obligated either cure such breach or repurchase or replace the affected Qualified Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Seller will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      The Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Seller of any breach of any representation or warranty made by it in respect of a Qualified Loan that materially and adversely affects the value of such Qualified Loan or the interests therein of the Certificateholders. If such Seller cannot cure such breach within a specified period following the date on which it was notified of such breach, then such Seller will be obligated to repurchase such Qualified Loan from the Trustee within a specified period from the date on which the Seller was notified of such breach, at the Purchase Price therefor. As to any Qualified Loan, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer and Central Servicer. A Seller's repurchase of a Qualified Loan will not include payment of any Prepayment Premium or Yield Maintenance Charge. A Seller, rather than repurchase a Qualified Loan as to which a breach has occurred, will have the option, within two years after initial issuance of the related Series of Certificates, to cause the removal of such Qualified Loan from the Trust Fund and substitute in its place one or more other Qualified Loans, in accordance with standards designed to assure that any such substitution will not materially alter the characteristics of the related Trust Fund.

      Neither the Depositor nor Farmer Mac will be obligated to purchase or substitute for a Qualified Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out such obligations with respect to Qualified Loans. Any resultant loss to a Trust Fund which would result in a deficiency in any required distribution to Certificateholders will be covered by the Farmer Mac Guarantee. As such, Certificateholders will suffer no loss by reason of any such Seller default.

      The Seller will, with respect to a Trust Fund that includes QMBS, make certain representations or warranties, as of a specified date, with respect to such QMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Qualified Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Seller to sell such Qualified Assets.

ACCOUNTS

General

      In each Servicing Contract, Farmer Mac will require the related Central Servicer to establish and maintain one or more separate accounts in the name of the Trustee for the collection of payments on the related Qualified Assets (collectively, the "Collection Account"), which must be an account or accounts with the Trustee or with any other depository institution or trust company approved in writing by Farmer Mac incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities (an "Eligible Depository"). Each Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term direct obligations of, and obligations fully guaranteed by, the United States, Farmer Mac or any other agency or instrumentality of the United States or any other obligation or security approved by Farmer Mac ("Eligible Investments"). Any interest or other income earned on funds in a Collection Account will be paid to Farmer Mac or the related Central Servicer or its designee as additional servicing compensation and the risk of loss of funds in a Collection Account resulting from such investments will be borne by Farmer Mac or such Central Servicer, as the case may be. The amount of such loss will be required to be deposited by Farmer Mac or such Central Servicer in the related Collection Account immediately as realized.

Deposits

      The Central Servicer will deposit or cause to be deposited in a Collection Account the following payments and collections received, or Advances made, by it:

      (i) all payments on account of principal, including principal prepayments, on the Qualified Assets;

      (ii) all payments on account of interest on the Qualified Assets, including any default interest collected, in each case net of any portion thereof retained by a Central
Servicer as its servicing compensation;

       (iii) all proceeds of any insurance policies ("Insurance Proceeds") to be maintained in respect of each Mortgaged Property securing a Qualified Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Central Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all other amounts received and retained in connection with the liquidation of defaulted Qualified Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds");

      (iv)  any Advances made as described under "DESCRIPTION
OF THE CERTIFICATES -- Advances in Respect of Delinquencies";

      (v)   to  the  extent  required to  be  distributed  to
Certificateholders,   any  amounts  representing   Prepayment
Premiums and Yield Maintenance Charges; and

     (vi) proceeds from the operation of foreclosed Mortgaged
Properties held in the Trust Fund ("REO Proceeds").

Withdrawals

      All such deposits in a Collection Account will, unless otherwise specified in the Prospectus Supplement, be net of the following amounts to be retained by the Central Servicer:

      (i) amounts to reimburse the Central Servicer for unreimbursed amounts advanced as described under "DESCRIPTION OF THE CERTIFICATES -- Advances in Respect of Delinquencies" such reimbursement to be made out of amounts received which were identified and applied by such Central Servicer as late collections of interest on and principal of the particular Qualified Loans with respect to which the Advances were made;

      (ii) amounts to reimburse the Central Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Qualified Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Qualified Loans and properties, and REO Proceeds collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

      (iii) amounts to reimburse the Central Servicer for any Advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Central Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets; and

      (iv) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus
Supplement.

      On or before the issuance of a Series of Certificates, Farmer Mac is required to either (i) open with an Eligible Depository one or more trust accounts in the name of the Trustee applicable to the related Trust Fund (collectively, the "Certificate Account") or (ii) in lieu of maintaining any such account or accounts, maintain the Certificate Account for the related Trust Fund by means of appropriate entries on Farmer Mac's books and records designating all amounts credited thereto in respect of the related Qualified Assets as being held by it for the related Holders of Certificates evidencing beneficial ownership of such Trust Fund. To the extent that the Certificate Account for any Trust Fund is maintained by Farmer Mac in the manner provided in (ii) above, all references herein to deposits and withdrawals from the Certificate Account shall be deemed to refer to credits and debits to the related books of Farmer Mac.

      On or before a date (the "Certificate Account Deposit Date") which, for each Trust Fund, will be approximately ten days before each Distribution Date, the related Central Servicer will be required to withdraw from the applicable Collection Account and remit to Farmer Mac for deposit in the Certificate Account all funds held therein (other than amounts relating to future Distribution Dates). In the event that the amount so remitted on or before a Certificate Account Deposit Date is less than the Certificate Distribution Amount for the related Distribution Date previously calculated by Farmer Mac, Farmer Mac is required by the Trust Agreement to provide to the Trustee an Officer's Certificate stating (i) the amount of such insufficiency,
(ii) whether Farmer Mac has determined that funds will be available to it on such Distribution Date in an amount sufficient to cure such insufficiency pursuant to its guarantee of the related Certificates without the necessity of borrowing from the United States Treasury and (iii) in the event the response to (ii) above is in the negative, attaching to such Officer's Certificate a copy of the certification furnished to the Secretary of the Treasury requesting that funds in the necessary amount be made available to Farmer Mac on or before such Distribution Date for purposes of satisfying its guarantee obligations.

      Amounts on deposit in the Certificate Account on a Distribution Date for a Series will be withdrawn by Farmer
Mac in the amount required, to the extent funds are available therefor for application as follows:

      (i) towards the distribution to Certificateholders in Federal Funds of the Certificate Distribution Amount for such
Distribution Date;

      (ii) to the reimbursement to Farmer Mac of any amount previously paid by it in respect of such Series pursuant to its guarantee of the related Certificates;

      (iii) to the payment of any portion of the Guarantee Fee for such Distribution Date or any prior Distribution Date which has not otherwise been paid (the method of calculating each such Guarantee Fee being set forth in the related Prospectus Supplement); and

      (iv) to the payment to Farmer Mac of any amounts remaining in the Certificate Account after the withdrawals referred to in clauses (i) through (iii) above, any such amounts being deemed to be payable to Farmer Mac as compensation for its master servicing activities and to the reimbursement of expenses incurred by it in connection therewith.

COLLECTION AND OTHER SERVICING PROCEDURES

Collection Procedures

      Each Servicing Contract will provide that the Central Servicer will, consistent with the Guides, make reasonable efforts to collect all payments called for under the terms and provisions of the Qualified Loans. Consistent with the above, the Central Servicer may in its discretion waive, postpone, reschedule, modify or otherwise compromise the terms of payment of any Qualified Loan so long as any such waiver, postponement, rescheduling, modification or compromise is not inconsistent with the then current policies of Farmer Mac or customary practice in the agriculture real estate mortgage servicing industry. Any required adjustment to the payment schedule of any Qualified Loan as a result of the foregoing will not affect the computation of the amount due on the Certificates under the formula applicable thereto, subject to any exceptions set forth in the related Prospectus Supplement.

      As part of its servicing activities, the Central Servicer may, but is not required to, enforce any due-on-sale or due-on-encumbrance clause contained in any Mortgage Note or Mortgage, in accordance with the provisions of such Mortgage Note or Mortgage and in the best interests of the Certificateholders. In cases in which the Mortgaged Property is to be conveyed to a person by a borrower and such person enters into an assumption agreement or a substitution agreement, pursuant to which a new borrower is substituted for the existing borrower, the Central Servicer is obligated to take reasonable steps in conformity with applicable law to assure that (i) the Qualified Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (ii) no material term including, but not limited to, the Mortgage Interest Rate and any term affecting the amount or timing of payment will be altered, nor will the term of the Qualified Loan be increased, and (iii) if the seller/transferor of the Mortgaged Property is to be released from liability on the Qualified Loan, such release will not adversely affect the collectability of the Qualified Loan.

Realization Upon Defaulted Qualified Loans

      Subject to the conditions set forth in the Servicing Contract, the Central Servicer is required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Qualified Loans as come into and continue in default and as to which no arrangements consistent with the Guides have been made for collection of delinquent payments.

     Borrowers who do not wish to proceed through foreclosure may assign the deed of their Mortgaged Property to the Trust Fund with the consent of the Central Servicer. The Central Servicer will then take the appropriate steps to liquidate the property and pay off the Qualified Loan.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Qualified Loan, such Qualified Loan will be considered for purposes of calculation of amounts due on the Certificates under any formula applicable thereto to be an outstanding Qualified Loan held in the Trust Fund until such time as the Mortgaged Property is sold and such Qualified Loan becomes a liquidated Qualified Loan. The Central Servicer is required to dispose of any Mortgaged Property in accordance with applicable local and environmental laws and, to the extent applicable, consistent with the status of the Trust as a REMIC.

Compensation and Payment of Expenses

     The Central Servicer will receive an annualized fee (the "Central Servicing Fee") payable out of the interest payments received on each Qualified Loan equal to the Central Servicing Fee Rate described in the related Prospectus Supplement multiplied by the outstanding principal balance of each Qualified Loan on which a payment is made with respect to the related Distribution Date. The Trustee will receive a fee for services rendered in its capacity as Trustee, payable by Farmer Mac. Accordingly, the amount of such compensation with respect to the Certificates will decrease as the Qualified Loans amortize, and will be affected by principal prepayments on the Qualified Loans.

      The Central Servicer will be entitled to retain all assumption fees, late payment charges and other charges (other than, to the extent required to be distributed to Certificateholders, Prepayment Premiums or Yield Maintenance Charges), to the extent collected from borrowers and as described in the Servicing Contract, as well as any earnings on the investment of funds held by it pending remittance to Farmer Mac for deposit in the Certificate Account unless otherwise provided in the related Servicing Contract. The Central Servicer will also be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Qualified Loans including, under certain circumstances, reimbursement of expenditures incurred in connection with the preservation of the related Mortgaged Properties.

Certain Matters Regarding Farmer Mac

      The Trust Agreement provides that Farmer Mac may not resign from its obligations and duties thereunder.

      The Trust Agreement will also provide that neither Farmer Mac nor the Depositor nor any of their respective directors, officers, employees or agents will be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that neither Farmer Mac nor the Depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of willful disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither Farmer Mac nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their responsibilities under the Trust Agreement and which in their opinion may involve them in any expense or liability. Farmer Mac and the Depositor may, however, in their discretion undertake any such action which they may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

EVENTS OF DEFAULT

     Events of Default under the Trust Agreement will consist of (i) any failure by Farmer Mac to distribute to Holders of Certificates of any Class in the related Trust Fund any distribution required to be made under the terms of the related Trust Agreement (including, for this purpose, pursuant to the Farmer Mac Guarantee) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac by the the Trustee or to Farmer Mac and the Trustee by the Holders of Certificates of such Class having Certificate Balances or Notional Balances aggregating not less than 5% of the aggregate of the Certificate Balances or Notional Balances of all of the Certificates of such Class, (ii) failure on the part of Farmer Mac duly to observe or perform in any material respect any other of the covenants or agreements on the part of Farmer Mac in the Trust Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac and the Trustee by the Holders of Certificates of any Class in the related Trust Fund having Certificate Balances or Notional Balances aggregating not less than 25% of the aggregate of the Certificate Balances or Notional Balances of all of the Certificates of such Class, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities of similar proceedings regarding Farmer Mac and certain actions by the Master Servicer indicating
its   insolvency  or  inability   to   pay  its obligations.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default remains unremedied, the Trustee or the Holders of Certificates of any Class in the related Trust Fund having Certificate Balances or Notional Balances aggregating not less than 25% of the aggregate of the Certificate Balances or Notional Balance of such Class may (a) terminate all obligations and duties imposed upon Farmer Mac (other than its obligations under the Farmer Mac Guarantee) under the Trust Agreement, and (b) name and appoint a successor or successors to succeed to and assume all of such obligations and duties. Such actions shall be effected by notice in writing to Farmer Mac and shall become effective upon receipt of such notice by Farmer Mac and the acceptance of such appointment by such successor or successors. Because the Trustee is required to give notice to Farmer Mac of any failure to make a required distribution, the Holders' failure to give such notice will not result in a waiver of the remedies available upon default.

AMENDMENT

      The Trust Agreement may be amended by the respective parties thereto without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under the Trust Agreement which are not materially inconsistent with the provisions thereof, provided that any such amendment described in this clause (iii) will not adversely affect in any material respect the interests of any Certificateholder.

      With the consent of the Holders of Certificates of each Class in the related Trust Fund having Certificate Balances and Notional Balances aggregating not less than 66% of the aggregate of the Certificate Balances or Notional Balances, as applicable, of all of the Certificates of such Class,
(i) compliance by Farmer Mac with any of the terms of the related Trust Agreement may be waived or (ii) Farmer Mac may enter into any supplemental agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or of modifying in any manner the rights of the Holders of the Certificates issued under such Trust Agreement; provided that no such waiver or supplemental agreement shall:

           (a) without the consent of all Certificateholders affected thereby reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate; or

           (b)  without the consent of all Certificateholders
     (i) terminate or modify the Farmer Mac Guarantee with respect to the Certificates of such Series, or
     (ii) reduce the aforesaid percentages of Certificates, the Holders of which are required to consent to any waiver or any supplemental agreement.

Notwithstanding the foregoing, the Trustee will not be entitled to consent to any such amendment without having first received an Opinion of Counsel, to the extent applicable, to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC.

THE TRUSTEE

      The Trustee under each Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with Farmer Mac and its affiliates and with any Central Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Central
Servicer or Farmer Mac of any funds paid to such Central Servicer or Farmer Mac in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Central Servicer or Farmer Mac. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Trust Fund for any loss or liability incurred without negligence or bad faith in connection with the Trustee's acceptance or administration of the trusts created by the related Trust Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Farmer Mac. Upon receiving such notice of resignation, Farmer Mac is required promptly to appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Farmer Mac may remove the Trustee and appoint a successor trustee.


       Any   resignation  or  removal  of  the  Trustee   and
appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

 CERTAIN LEGAL ASPECTS OF QUALIFIED LOANS AND OTHER MATTERS

      The following discussion contains summaries of certain legal aspects of mortgage loans, including the Qualified Loans, that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Qualified Loans.

GENERAL

      The Qualified Loans will be evidenced by promissory notes, collectively referred to as "Mortgage Notes," and secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Qualified Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. Foreclosure of a mortgage is generally accomplished by judicial action. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property in a timely manner. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. The federal bankruptcy code also includes provisions under which a "family farmer with regular annual income" is permitted to file and obtain confirmation of a plan on an expedited basis, and protections for such debtors that are not available to other types of debtors. Federal bankruptcy laws and applicable state laws may also limit the ability to enforce any assignment by a borrower of rents and leases related to a Mortgaged Property.

     The Code provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

BORROWER'S RIGHTS LAWS APPLICABLE TO AGRICULTURAL MORTGAGE
LOANS

Farm Credit Act

      In general, borrowers with loans, including mortgage loans, from lenders which are institutions of the Farm Credit System, are entitled to certain rights under Sections 4.14, 4.14A, 4.14B, 4.14C and 4.37 of the Farmer Mac Charter. These rights include restructuring and favorable treatment of certain borrower money held by the lender in case of the liquidation of the lender. Section 8.9 of the Farmer Mac Charter provides that the right as conferred under such Sections 4.14, 4.14A, 4.14B, 4.14C and 4.37 are not applicable to any Qualified Loan.

Certain State Laws

     Certain states have enacted legislation granting certain rights to borrowers under agricultural mortgage loans. These rights may include, among others, restructuring of loans, mediation prior to foreclosure, moratoria on foreclosures or payments, access by a dispossessed borrower to previously planted crops, redemption provisions that are more favorable to farm borrowers than to other commercial borrowers and restrictions on disposition of agricultural property acquired through foreclosure. Section 8.6(d)(7) of the Farmer Mac
Charter specifically provides that such rights apply to Qualified Loans. Section 8.6(d)(7) allows a Seller or Farmer Mac to require discounts or charge fees reasonably related to costs and expenses arising from such borrowers' rights provisions but prohibits a Seller or Farmer Mac from refusing to purchase such Qualified Loans.

      Sellers will represent and warrant in Sales Agreements that each Qualified Loan was originated in compliance with applicable state laws in all material respects and that no homestead exemption is available to the borrower unless the value of the portion of the Mortgaged Property not subject to a homestead exemption would result in a current loan-to-value ratio of not more than 70%.

ENVIRONMENTAL LEGISLATION

      Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or is deemed to have participated in the management or operation of a mortgage property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Qualified Loan became the property of the Trust Fund in certain circumstances or if the Trust Fund is deemed to have participated in the management or operation of such property and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "State Environmental Lien"). All subsequent liens on such property are subordinated to such State Environmental Lien and, in some states, even prior recorded liens are subordinated to such State Environmental Liens. In the latter states, the security interest of the Trustee in a property that is subject to such a State Environmental Lien could be adversely affected. The
Servicing Contract provides that title to a Mortgaged Property securing a defaulted Qualified Loan shall not be taken by the Trust Fund if the Central Servicer determines that Cleanup Costs would exceed the potential recovery upon liquidation of such Qualified Loan.

ENFORCEABILITY OF CERTAIN PROVISIONS

      General. Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

     Due-on-Sale Clauses. Some or all of the Qualified Loans in a Trust Fund, as set forth in the related Prospectus Supplement, may contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. Federal legislation that overrides state laws restricting the enforceability of due-on-sale clauses applies only to mortgage loans secured by a residence occupied by the borrower. Similar state laws may restrict the enforceability of due-on-encumbrance provisions contained in the Qualified Loan.

     Any inability to enforce a due-on-sale clause may result in a Qualified Loan bearing an interest rate below the current market rate being assumed by a new purchaser of the Mortgaged Property rather than being paid off, which may have an impact upon the average life of the Qualified Loans and the number of Qualified Loans which may be outstanding until maturity.

APPLICABILITY OF USURY LAWS

      Section  8.12(d)  of the Farmer Mac  Charter  expressly
excludes all Qualified Loans purchased by the Depositor within 180 days of such Qualified Loan's date of origination from any provision of the constitution or law of any state which expressly limits the rate or amount of interest, discount points, financial charges, or other charges, including Yield Maintenance Charges and Prepayment Premiums, that may be charged, taken, received, or reserved.


          CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood will deliver an opinion to the Depositor that the information set forth under this caption, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

        The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Brown & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the
Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Qualified Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Qualified Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Qualified Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Central Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Central Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Central Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Central Servicer, whichever is earlier. If the servicing fees paid to the Central Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Central Servicer (or any person to whom the Central Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Qualified Assets. The Qualified Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     As to each Series of Certificates Brown & Wood will have advised the Depositor that:

            (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Qualified Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Qualified Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

           (ii) a Grantor Trust Certificate owned by a financial institution described in Code Section 593(a) representing principal and interest payments on Qualified Assets will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d) and the Treasury regulations under Code Section 593, to the extent that the Qualified Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

           (iii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Qualified Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Qualified Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Qualified Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

           (iv)  a Grantor Trust Certificate owned by a REMIC
     will   represent   "obligation[s]   ...    which   [are]
     principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Farmer Mac Guaranteed Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Qualified Asset based on each Qualified Asset's relative fair market value, so that such holder's undivided interest in each Qualified Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Qualified Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Qualified Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Qualified Loan (or an underlying mortgage loan with respect to a Qualified Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Qualified Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Qualified Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Qualified Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "_Multiple Classes of Grantor Trust Certificates_Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Qualified Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Qualified Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Qualified Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "_Regular Certificates_Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Prepayment Premiums and Yield Maintenance Charges. The portion of any Prepayment Premium or Yield Maintenance Charge received by any Holder in excess of the Holder's basis allocable to the Qualified Loan which is being prepaid may be treated as short-term or long-term capital gain. Generally, prepayment premiums, to the extent passed through as distributions, are treated as producing capital gain rather than ordinary income for investors that hold a debt security as a capital asset. The holding period for long-term capital gain is one year for the Certificates. Holders should consult their tax advisors regarding the taxable status of such Prepayment Premiums or Yield Maintenance Charges.

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.  Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Qualified Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Qualified Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Qualified Asset by Qualified Asset basis, which could result in some Qualified Assets being treated as having more than 100 basis points of interest stripped off. See "_Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates_Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Qualified Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Qualified Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "_Non-REMIC Certificates" and "_Single Class of Grantor Trust Certificates_Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Qualified Assets as market discount rather than OID if either (i) the amount of OID with respect to the Qualified Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Qualified Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

       The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Qualified Asset. However, based on the recent IRS guidance, it appears that all payments from a Qualified Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Qualified Asset would be included in the Qualified Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Qualified Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Qualified Assets, or if no prepayment assumption is used, then when a Qualified Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Qualified Asset.

      Holders  of  Stripped  Bond Certificates  and  Stripped
Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Qualified Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Qualified Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d), "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Qualified Assets and interest on such Qualified Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] ... which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     2.  Grantor Trust Certificates Representing Interests in
Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Qualified Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Qualified Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Qualified Assets other than Qualified Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "_Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. The holder of a Certificate should be aware, however, that the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Qualified Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Qualified Asset's stated redemption price at maturity over its issue price. The issue price of a Qualified Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Qualified Asset is the sum of all payments to be made on such Qualified Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "_Accrual of Original Issue Discount," will utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the
"adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Qualified Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Qualified Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such
Qualified Asset (i.e. points) will be includible by such holder. Other original issue discount on the Qualified Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3.  Grantor Trust Certificates Representing Interests in
ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "_Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

       Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

       Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Qualified Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section  1441  or 1442 to (i) an owner that  is  not  a  U.S.
Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Qualified Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Qualified Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

      As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "_Taxation of Owners of REMIC Residual Certificates" and "_Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a Trust Fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "mutual savings bank" or
"domestic building and loan association" will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (iii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iv) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Qualified Assets held pending distribution on the REMIC Certificates will be considered to be qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).

       Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates issued by the Master REMIC and the residual interest in the Subsidiary REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "qualifying real property loans" under Section 593(d) of the Code; (ii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; (iii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iv) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.   TAXATION OF OWNERS OR REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In  general,  each  REMIC Regular Certificate  will  be
treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Qualified Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations proposed on April 8, 1986, with respect to original issue discount should apply to such Certificates. Under those rules, a Super-Premium Certificate would not be required to report income on the basis of a yield based on the Prepayment Assumption, but rather would use a yield equal to the applicable Federal rate (which is an average yield on Treasury obligations), until the initial price of the respective Super-Premium Certificate is fully recovered. The IRS recently proposed and then withdrew a revised set of proposed contingent payment regulations which differed substantially from the contingent payment regulations proposed in 1986. The proposed regulations regarding contingent interest have not been adopted in final form and may not currently be relied upon. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "_Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "_Taxation of Owners of REMIC Regular Certificates_Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than any REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "_REMIC Regular Certificates_Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

       Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates " that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "_Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Qualified Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "_REMIC Regular Certificates_Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

       Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

       The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and
(b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have
OID)  will  also apply in amortizing bond premium under  Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale,  Exchange  or  Redemption.  If  a  REMIC  Regular
Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "_Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag
Certificates.

       Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Prepayment Premiums and Yield Maintenance Charges. The portion of any Prepayment Premium or Yield Maintenance Charge received by any Holder in excess of the Holder's basis allocable to the Qualified Loan which is being prepaid may be treated as short-term or long-term capital gain. Generally, prepayment premiums, to the extent passed through as distributions, are treated as producing capital gain rather than ordinary income for investors that hold a debt security as a capital asset. It is unclear under the REMIC Regulations whether such portion will be treated as capital gain or additional interest. The holding period for long-term capital gain is one year for the Certificates. Holders should consult their tax advisors regarding the taxable status of such Prepayment Premiums or Yield Maintenance Charges.

       Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer;
(ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

b.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "_Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of
REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A  REMIC  Residual  Certificateholder may  be  required  to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Qualified Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "_Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Qualified Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "_Taxation of Owners of REMIC Regular Certificates_Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Qualified Loans, reduced by amortization of any premium on the Qualified Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Qualified Assets may differ from the time of the actual loss on the Qualified Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Qualified Loans, other administrative expenses of the REMIC and realized losses on the Qualified Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Qualified Assets and other assets of the REMIC in proportion to their respective fair market value. A Qualified Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Qualified Assets. Premium on any Qualified Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Qualified Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "_Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "_Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations change the temporary regulations which allowed a Residual Certificate to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "_Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "_Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the REMIC Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as excess inclusions if the REMIC Residual
Certificates in the aggregate are considered not to have "significant value." Under the REMIC Regulations, REMIC Residual Certificateholders that are thrift institutions described in Code
Section 593 can offset excess inclusions with unrelated deductions, losses and loss carryovers provided the REMIC Residual Certificates have "significant value". For purposes of applying this rule, thrift institutions that are members of an affiliated group filing a consolidated return, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. REMIC Residual Certificates have "significant value" if: (i) the REMIC Residual Certificates have an aggregate issue price that is at least equal to 2% of the aggregate issue price of all REMIC Residual Certificates and REMIC Regular Certificates with respect to the REMIC and (ii) the anticipated weighted average life of the REMIC Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC based on the anticipated principal payments to be received with respect thereto (using the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents), except that all anticipated distributions are to be used to calculate the weighted average life of REMIC Regular Certificates that are not entitled to any principal payments or are entitled to a disproportionately small principal amount relative to interest payments thereon and all anticipated distributions are to be used to calculate the weighted average life of the REMIC Residual Certificates. The principal amount will be considered disproportionately small if the issue price of the REMIC Residual Certificates exceeds 125% of their initial principal amount. Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Qualified Asset, the receipt of income from a source other than a Qualified Asset or certain other permitted investments, the
receipt   of  compensation  for  services,  or  gain   from   the
disposition of an asset purchased with the payments on the Qualified Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Central Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Central Servicer, Trustee or Seller, as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Qualified Loan, such tax will be borne by the
Seller. In the event that such Master Servicer, Central Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will be covered under the Farmer Mac Guarantee.

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual
Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect
information  received  from the REMIC.   The  IRS  may  assert  a
deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "_Taxation of Owners of REMIC Residual Certificates_Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS-NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "_Taxation of Owners of REMIC Regular Certificates_Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "_Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "_Taxation of Owners of REMIC Residual Certificates_Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "_Taxation of Owners of REMIC Residual Certificates_Excess
Inclusions"  above.   If  the  amounts  paid  to  REMIC  Residual
Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "_Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

       Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                       STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                         ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain restrictions on employee benefit plans and certain other retirement arrangements subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the requirements of ERISA, and assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. If the assets of the Trust were deemed to be plan assets, (i) the prudence standards and other provisions of Title I of ERISA applicable to investments by Plans and their fiduciaries would extend (as to all fiduciaries) to all assets of the Trust and
(ii) transactions involving the assets of the Trust and parties in interest or disqualified persons with respect to such plans might be prohibited under ERISA Section 406 and Code Section 4975 unless an exemption is applicable. Under ERISA, parties in interest include, among others, fiduciaries, service providers and employers whose employees are covered by a Plan.

      A fiduciary with respect to a Plan is a person who (i) exercises any discretionary authority or discretionary control respecting management of a Plan or exercises any authority or control respecting management or disposition of its assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of such Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of such Plan.

       In considering an investment in the Certificates, a fiduciary should consider (i) whether the investment is prudent and in accordance with the documents and instruments governing the Plan and is appropriate for the Plan in light of the Plan's investment portfolio taken as a whole, (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of Title I of ERISA, and (iii) in the case of a Plan described in Code Section 401(a) ("Qualified Plan") or an individual retirement account ("IRA") whether the investment will result in unrelated business taxable income to the Qualified Plan or IRA.


PLANS ASSETS

      ERISA standards of conduct are imposed on parties, such as fiduciaries, who have authority to deal with "plan assets." Final regulations defining plan assets in the context of plan investments in other entities have been issued by the Department of Labor ("Final Regulations"). The Final Regulations set forth the general rule that, when a Plan (which term shall include for purposes of this discussion Qualified Plans, IRAs and any other plan described in Code Section 4975 (a "Code Section 4975 Plan") invests in another entity, the Plan's assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. The general rule does not apply, however, if a Plan acquires an equity interest in an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940. If the general rule does not apply, a Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that (i) the entity is an operating company or (ii) equity participation in the entity by benefit plan investors is not significant. Equity participation in the Trust would be considered significant if immediately after the most recent acquisition of any equity interest, 25% or more of the value of any class of equity interests in the Trust is held by Plan investors.

     In addition, the Final Regulations provide that where a Plan acquires a guaranteed government mortgage pool certificate, the Plan's assets include the certificate and all of its rights with respect to such certificate under applicable law, but do not, solely by reason of the Plan's holding of such certificate, include any of the mortgages underlying such certificate. The term "guaranteed governmental mortgage pool certificate" is defined as a certificate backed by, or evidencing an interest in, specified mortgages or participation interests therein, and with respect to which interest and principal payable pursuant to the certificate is guaranteed by the United States or an agency or instrumentality thereof. Although the Certificates may satisfy the governmental mortgage pool exemption set forth in the Final Regulations, no assurance can be given that the Department of Labor or any other authority would concur with such analysis.

       A "publicly-offered security" is one that is freely transferable, part of a class of securities that is widely held and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold as part of an offering of securities to the public pursuant to an effective registration statement under the 1933 Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or a later time as permitted by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities is widely held only if it is a class of securities that is owned by 100 or more investors independent of the issuer and one another. It is unlikely that the Certificates offered hereby will be considered to be publicly-offered securities.

PROHIBITED TRANSACTIONS

      A broad range of transactions between parties-in-interest and Plans are prohibited by ERISA. The acquisition of a Guaranteed Certificate by a Plan subject to ERISA or Code Section 4975 could result in prohibited transactions or other violations of the fiduciary responsibility provisions of ERISA and Code
Section 4975. Certain exemptions from the prohibited transaction rules could be applicable, depending in part upon the type and circumstances of the Plan fiduciary making the decision to acquire a Guaranteed Certificate.

      Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") generally exempts from the application of the prohibited transaction rules transactions relating to the operation of a "mortgage pool" and the purchase, sale, and holding of "mortgage pool pass-through certificates," provided that certain conditions set forth in PTCE 83-1 are satisfied. The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payments of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The term "mortgage pool" is defined as an investment pool the corpus of which is held in trust and consists solely of (i) interest bearing obligations secured by either first or second mortgages or deeds of trust on single-family residential property, (ii) property which had secured such obligations and which had been acquired by foreclosure, and (iii) undistributed cash. Single-family, residential property is non-farm property comprising one to four dwelling units, including condominiums. It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would not include Certificates.

      If for this or any other reasons PTCE 83-1 does not provide an exemption for a particular Plan desiring to invest in the Certificates, one of three other prohibited transaction class exemptions issued by the Department of Labor might apply, i.e., PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Professional Asset Managers), PTCE 80-51 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan desiring to invest in the Certificates or, even if it were to apply, that the exemption would apply to all transactions involving the Pool.

      Before purchasing any Certificates, a Plan fiduciary should determine whether any ERISA prohibited transaction exemption is applicable.

      Special caution should be exercised before the assets of a Plan are used to purchase a Certificate in circumstances where an affiliate of the Seller, the Originator, the Central Servicer, or the Trustee either: (a) has investment discretion with respect to the investment of such assets of such Plan or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

      Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan taking into consideration the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                          METHOD OF DISTRIBUTION

       The   Certificates  offered  by  the  related   Prospectus
Supplements may be (i) issued to Sellers or originators in exchange for Qualified Loans or (ii) sold either directly or to underwriters for immediate resale in a public offering. The Prospectus Supplement for each Series of Certificates will set forth the method of distribution, and in the case of any sale to underwriters, will additionally set forth the terms of the offering of the Certificates of such Series offered thereby, including the name or names of the underwriters, the purchase price of such Certificates, the proceeds from such sale, and, in the case of an underwritten fixed price offering, the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers.

     The Certificates of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent and such underwriters will be severally obligated to purchase all of the Certificates of a Series offered by the Prospectus Supplement for such Series if any are purchased. If the Certificates of a Series are offered other than through underwriters, the Prospectus Supplement for such Series will contain information regarding the nature of such offering and any agreements to be entered into with respect to the purchase of such Certificates.

      The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement for such Series.

                           LEGAL INVESTMENT

      The Certificates will constitute securities guaranteed by Farmer Mac for purposes of the Farmer Mac Charter and, as such, will, by statute, be legal investments for any persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or (except as indicated below) of any State (including the District of Columbia and Puerto Rico) to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under the Farmer Mac Charter, if a State enacted legislation prior to January 6, 1996 specifically limiting the legal investment authority of any state-chartered entities with respect to Farmer Mac guaranteed securities, such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Farmer Mac is unaware of any state that has enacted such legislation prior to the deadline therefor in the Farmer Mac Charter.

      The Farmer Mac Charter thus allows federal savings and loan associations and federal savings banks to invest in Farmer Mac guaranteed securities without limitation as to the percentage of their assets represented thereby; federal credit unions to invest in Farmer Mac guaranteed securities without limitation as to percentage of capital and surplus; and national banks to purchase Farmer Mac guaranteed securities for their own account without regard to the limitation generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In addition, on July 9, 1990, the Comptroller of the Currency issued an interpretation that Farmer Mac guaranteed securities of the type offered hereby are eligible for dealing in and underwriting by national banks.

      Relevant  regulatory authorities may impose  administrative
restrictions   on   investment  in  Certificates   with   special
characteristics,  such  as  interest  only  and  principal   only
certificates.

      Investors  should  consult  their  own  legal  advisors  in
determining   whether  and  to  what  extent   the   Certificates
constitute legal investments for such investors.

                       INDEX OF PRINCIPAL TERMS


      Unless the context indicates otherwise, the following capitalized terms shall have the meanings set forth on the pages indicated below:


1933 Act........................................................  23
1986 Act........................................................  47
1991 Act........................................................  22
1996 Amendment................................................ 5, 23
Accounts........................................................  32
Accrual Certificates.......................................... 9, 24
Accrual Period..................................................  53
Accrued Certificate Interest....................................  25
Adjusted Issue Price............................................  48
Advance...................................................... 11, 26
Agreements......................................................  30
Agricultural Real Estate........................................   6
AMBS............................................................   5
AMBS Information................................................   4
Applicable Amount...............................................  61
Appraisal Standards.............................................  15
ARM Loans.................................................... 17, 47
Balloon Payments................................................  17
Beneficial Owners...............................................  28
Book-Entry Certificates.........................................  24
Borrower........................................................  18
Central Servicer................................................   5
Central Servicing Fee...........................................  35
Certificate Account.............................................  33
Certificate Account Deposit Date................................  34
Certificate Balance........................................... 9, 25
Certificateholders........................................... 15, 28
Certificates..................................................  1, 5
Class...........................................................   2
Cleanup Costs...................................................  39
Closing Date....................................................  51
Code............................................................  11
Code Section 4975 Plan..........................................  68
Collection Account..............................................  32
Commission......................................................   3
ConAct.........................................................6, 18
Contributions Tax...............................................  63
CPR.............................................................  21
Cut-off Date....................................................  10
Deferred Interest...............................................  48
Definitive Certificates.......................................24, 29
Depository......................................................  28
Determination Date..............................................  24
Disqualified Organizations......................................  65
Distribution Date...............................................   9
Eligible Depository.............................................  32
Eligible Investment.............................................  32
ERISA.........................................................12, 67
Excess inclusion................................................  61
Excess servicing................................................  45
Exchange Act....................................................   3
Farmer Mac................................................. 1, 5, 22
Farmer Mac Charter..............................................   5
Farmer Mac Guarantee...........................................1, 22
FCA.............................................................  23
Fed System......................................................  28
Final Regulations...............................................  68
Grantor Trust Certificates......................................  11
Guaranteed Governmental Mortgage Pool Certificate...............  68
Guaranteed Portion..........................................1, 6, 18
Guides..........................................................   6
Holders.........................................................  28
Indirect Participants...........................................  28
Insurance Proceeds..............................................  33
IRA.......................................................... 12, 68
IRS.............................................................  43
Legislative History.............................................  47
Liquidation Proceeds............................................  33
Master REMIC....................................................  50
Master Servicer.................................................   5
Mortgage Interest Rate..........................................   6
Mortgaged Notes.................................................  38
Mortgaged Pool..................................................  69
Mortgaged Properties............................................   6
OID.......................................................... 41, 43
OID Regulations.................................................  43
Originator......................................................  22
Owner...........................................................  18
Participants....................................................  28
Parties in interest.............................................  67
Pass-Through entity.............................................  66
Pass-Through Rate............................................. 9, 25
Payment Lag Certificates......................................... 57
Phantom income..................................................  59
Plans...........................................................  67
Pool............................................................   1
pre-issuance accrued interest...................................  57
Prepayment......................................................  21
Prepayment Assumption...........................................  47
Prepayment Premiums............................................7, 13
Prohibited Transactions Tax.....................................  63
Proposed Mark-to-Market Regulations.............................  61
PTCE 83-169.....................................................  71
Publicly-Offered Security.......................................  68
Purchase Price..................................................  31
QMBS........................................................... 1, 6
QMBS Agreement................................................... 17
QMBS Issuer...................................................... 17
QMBS Servicer.................................................... 17
QMBS Trustee..................................................... 17
Qualified Assets.................................................  1
Qualified Loans................................................ 1, 6
Qualified Mortgage............................................... 50
Qualified Plan................................................... 68
Record Date...................................................... 24
Related Proceeds................................................. 26
REMIC............................................................ 11
REMIC Certificates............................................... 50
REMIC Regular Certificateholders................................. 51
REMIC Regular Certificates................................... 11, 50
REMIC Regulations...............................................  41
REMIC Residual Certificateholder................................  58
REMIC Residual Certificates.................................. 11, 50
REO Proceeds....................................................  33
Sale Agreement..................................................   8
Secretary's Guarantee...........................................  18
Sellers.........................................................   8
Series..........................................................   1
State Environmental Lien........................................  40
Stripped ARM Obligations........................................  48
Stripped Bond Certificates......................................  45
Stripped Coupon Certificates....................................  45
Stripped Interest Certificates................................ 9, 24
Stripped Principal Certificates............................... 9, 23
Subsidiary REMIC................................................  50
Super-Premium Certificates......................................  52
System Institution..............................................  23
Trust Assets....................................................   3
Trust Fund......................................................   1
Trust Fund AMBS.................................................   6
Trustee.........................................................   5
UCC.............................................................  28
Underwriting Standards..........................................  15
Unguaranteed Portion............................................  19
U.S. Person.....................................................  49
Yield Maintenance Charge...................................... 7, 13

      No person has been authorized to give any information or to make any representations other than those not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.
                                    ______________

                              TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                           Page
Summary of Terms.........................................   S-4
Risk Factors.............................................   S-9
Description of the Qualified Loans.......................   S-9
Description of the Certificates..........................  S-12
Farmer Mac Guarantee.....................................  S-14
Outstanding Guarantees...................................  S-14
Yield, Prepayment and Maturity Considerations............  S-15
Description of the Agreements............................  S-18
The Depositor............................................  S-18
Certain Federal Income Tax Consequences..................  S-19
ERISA Considerations.....................................  S-19
Legal Investment.........................................  S-19
Method of Distribution...................................  S-19
Legal Matters............................................  S-19
Index of Principal Terms.................................  S-20

                           PROSPECTUS
Prospectus Supplement......................................   2
Available Information......................................   3
Incorporation of Certain Documents by Reference............   4
Summary of Prospectus......................................   5
Risk Factors...............................................  13
Description of the Trust Funds.............................  15
Use of Proceeds............................................  19
Yield Considerations.......................................  19
The Depositor..............................................  22
Federal Agricultural Mortgage Corporation..................  22
Description of the Certificates............................  23
Description of the Agreements..............................  30
Certain Legal Aspects of Qualified Loans and Other Matters.  38
Certain Federal Income Tax Consequences....................  41
State Tax Considerations...................................  67
ERISA Considerations.......................................  67
Method of Distribution.....................................  70
Legal Investment...........................................  70
Index of Principal Terms...................................  72

                                ______________

      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and

                               FarmerMac
                         Acceptance Corporation
                                (Depositor)



                                $__________
                               (Approximate)


                            Guaranteed Agricultural
                                   Mortgage
                           Pass-Through Certificates

                                 Guaranteed by
                                   FARMER MAC

                             Federal Agricultural
                             Mortgage Corporation


                              __________________

                             PROSPECTUS SUPPLEMENT

                               __________________

                                  [Underwriter]



                               _______________, 1996

     PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRUBITION

           The estimated expenses expected to be incurred by  the
Registrant  in  connection with the issuance and distribution  of
the   securities   being  registered,  other  than   underwriting
compensation, are as follows:

SEC  Registration Fee.................................    $86,206.90
Trustee's Fees and Expenses (including counsel fees)..     25,000.00
Printing and Engraving Costs..........................     40,000.00
Legal  Fees  and  Expenses............................    150,000.00
Accounting Fees and Expenses..........................     40,000.00
Miscellaneous.........................................      8,793.10
  Total...............................................    350,000.00
_________________________

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The registrant's articles of incorporation provide that directors and officers of the registrant will be indemnified as permitted by Delaware law. Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

      The  form of Underwriting Agreement to be filed as  Exhibit
1.1 to this Registration Statement provides under certain circumstances, for indemnification of the Registrant and other persons.


ITEM 16.  EXHIBITS.

       1.1          Proposed Form of Underwriting Agreement

       4.1          Proposed Form of Servicing Contract

       4.2          Proposed Form of Loan Sale Agreement

       4.3          Proposed Form of Trust Agreement -  Grantor Trusts

       4.4          Proposed  Form of Trust Agreement  -  REMIC Trusts

       5.1          Opinion of General Counsel of the Registrant

       8.1          Opinion of Brown & Wood as to tax matters

       23.1 The consent of the General Counsel of the Registrant is contained in the opinion filed as Exhibit 5.1 hereto.

       23.2 The consent of Brown & Wood is contained in the opinion filed as Exhibit 8.1 hereto.

       23.3          Consent of KPMG Peat Marwick LLP.

      24.1          Power of Attorney (included in  II-3 of this Registration
                    Statement).

_____________________________________

ITEM 17.  UNDERTAKINGS

A.  Undertaking in respect of Rule 415 offering.

"The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Undertaking  in respect of filings incorporating  subsequent
Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


D.   Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on the 19th day of June, 1996.

                      FARMER  MAC  MORTGAGE  SECURITIES CORPORATION


                      By:/s/ Henry D. Edelman
                         _________________________________________
                         Henry D. Edelman
                         President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Henry D. Edelman and Nancy E. Corsiglia, and each of them his or her true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                  Title                      Date



Henry D.  Edelman     President and Director          June 19, 1996
                      (Principal Executive Officer)



Christopher A.  Dunn  Vice President and Director    June  19, 1996

Nancy E. Corsiglia    Vice President, Treasurer      June  19, 1996
                      and Director
                      (Principal Financial and
                      Accounting Officer)

                            EXHIBITS INDEX

                                                                Sequential
Exhibit                                                             Page
  No.                    Description of Exhibits                   Number

 1.1            Proposed Form of Underwriting Agreement

 4.1            Proposed Form of Servicing Contract

 4.2            Proposed Form of Loan Sale Agreement

 4.3            Proposed Form of Trust Agreement - Grantor Trusts

 4.4            Proposed Form of Trust Agreement - REMIC Trusts

 5.1            Opinion of General Counsel of the Registrant

 8.1            Opinion of Brown & Wood as to tax matters

 23.1 The consent of the General Counsel of the Registrant is contained in the opinion filed as Exhibit 5.1 hereto.

 23.2 The consent of Brown & Wood is contained in the opinion filed as Exhibit 8.1 hereto.

 23.3           Consent of KPMG Peat Marwick LLP.

 24.1           Power of Attorney (included in II-3 of this Registration
                Statement).